                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        THE DUN & BRADSTREET CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

[DUN & BRADSTREET LETTERHEAD]

                                               One Diamond Hill Road

                                               Murray Hill, New Jersey
                                               07974-1218

                                               March 12, 1999

Dear Shareholder:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation on Tuesday, April 20, 1999 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 1998 is also enclosed.

Your vote is important. Please vote your shares using the procedures described in the Proxy Statement whether or not you plan to attend the meeting. Starting this year, in addition to voting in person or by mail, Shareholders of record have the option of voting by telephone or via the Internet.

Sincerely,

/s/VOLNEY TAYLOR
VOLNEY TAYLOR
Chairman and Chief Executive Officer

[DUN & BRADSTREET LETTERHEAD]

                                               One Diamond Hill Road

                                               Murray Hill, New Jersey
                                               07974-1218

NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareholders of The Dun & Bradstreet Corporation will be held on Tuesday, April 20, 1999 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware, to take action on the following matters:

          1. To elect three Class I directors for a three-year term.

          2. To consider and vote upon the ratification of the selection of independent accountants to audit the Company's consolidated financial statements for 1999.

          3. To consider and vote upon the Company's Covered Employee Cash Incentive Plan.

          4. To consider and vote upon the Company's 1998 Key Employees' Stock Incentive Plan.

          5. To consider and vote upon the Company's 1999 Employee Stock Purchase Plan.

          6. To consider and vote upon a Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland.

          7. To transact such other business as may properly come before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.

     Shareholders of record at the close of business on February 26, 1999 are entitled to receive this notice and to vote their shares at the Annual Meeting.

By Order of the Board of Directors

/s/ MITCHELL C. SUSSIS
MITCHELL C. SUSSIS
Secretary

Dated: March 12, 1999

                                PROXY STATEMENT

                            ------------------------

GENERAL INFORMATION

     The Board of Directors of The Dun & Bradstreet Corporation ("Dun & Bradstreet" or the "Company") is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on April 20, 1999. These proxy materials are being mailed to Shareholders beginning on March 12, 1999. The principal executive offices of Dun & Bradstreet are located at One Diamond Hill Road, Murray Hill, New Jersey 07974-1218 and its main telephone number is (908) 665-5000.

WHO CAN VOTE

     Shareholders of record at the close of business on February 26, 1999 are eligible to vote at the meeting. As of the close of business on that date, Dun & Bradstreet had outstanding 165,504,111 shares of Common Stock.

HOW TO VOTE

     In addition to voting in person at the meeting, Shareholders of record can vote by proxy by calling a toll free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate Shareholders' identities, to allow Shareholders to give their voting instructions and to confirm that Shareholders' instructions have been recorded properly. Specific instructions for Shareholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these banks and brokers have made arrangements pursuant to which their beneficial holders may vote by telephone or via the Internet.

REVOCATION OF PROXIES

     A Shareholder of record can revoke a proxy at any time before the vote is taken at the meeting by sending written notice of the revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions. A proxy that is signed and returned by a Shareholder of record without specification marked in the instruction boxes will be voted in accordance with the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies.

SPECIAL VOTING PROCEDURES FOR CERTAIN CURRENT AND FORMER EMPLOYEES

     Many current and former employees of the Company have share balances in the Dun & Bradstreet Common Stock Fund of The Dun & Bradstreet Corporation Profit Participation Plan (the "PPP"). The voting procedures described above do not apply to these share balances. Instead, any proxy given by such an employee will serve as a voting instruction for the trustee of the PPP, as well as a proxy for any shares registered in the employee's own name (including shares acquired under the Dun & Bradstreet Employee Stock Purchase Plan or otherwise). To allow sufficient time for voting by the trustee, PPP voting instructions must be received by April 13, 1999. If voting instructions have not been received by that date, the trustee will vote those PPP shares in the same proportion as the respective PPP shares for which it has received instructions, except as otherwise required by law.

PROXY SOLICITATION

     Directors, officers and employees of Dun & Bradstreet may solicit proxies on behalf of the Company by communicating with Shareholders personally or by telephone, facsimile transmission, telegraph or mail. Dun & Bradstreet also has retained the firm of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. Dun & Bradstreet will pay all expenses related to such solicitations of proxies. Dun & Bradstreet and Georgeson & Company Inc. will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out-of-pocket expenses.

QUORUM AND VOTING REQUIREMENTS

     Dun & Bradstreet's by-laws provide that a majority of the shares entitled to vote, whether present in person or represented by proxy, constitutes a quorum at meetings of Shareholders. Abstentions and broker "non-votes" are counted for purposes of establishing a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

     Directors shall be elected by a plurality of the voting power present in person or represented by proxy at the meeting. Only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Thus, shares present at the meeting that are not voted for a particular nominee, shares present by proxy where the Shareholder properly withholds authority to vote for such nominee, and broker "non-votes" will not be counted towards such nominee's achievement of a plurality.

     The ratification of the selection of independent accountants (Proposal No.
2) and the Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland (Proposal No. 6) shall be determined by the affirmative vote of the majority of the voting power represented at the meeting and entitled to vote on the matter. If a Shareholder abstains from voting or directs the Shareholder's proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker "non-votes" are not considered present at the meeting for such matter and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     Each of the other three matters to be voted on at the Annual Meeting shall be determined by the affirmative vote of the majority of the votes cast on the matter; provided that approval of the 1998 Key Employees' Stock Incentive Plan (Proposal No. 4) and approval of the 1999 Employee Stock Purchase Plan (Proposal No. 5) each requires that a majority of the outstanding shares on February 26, 1999 actually cast votes on the applicable matter. Abstentions and broker "non-votes" will not affect the results on these matters, although they will have the practical effect of reducing the likelihood that a majority of the outstanding shares will have been voted.

SPIN-OFF FROM R.H. DONNELLEY

     On June 30, 1998, the company then known as The Dun & Bradstreet Corporation ("Old D&B") separated into two publicly traded companies -- The "new" Dun & Bradstreet Corporation (i.e., the company to which this Proxy Statement relates) and R.H. Donnelley Corporation. The separation of the two companies was accomplished through a tax-free distribution by Old D&B of the shares of Common Stock of the Company, which is a new entity comprised of Moody's Investors Service and the Dun & Bradstreet operating company. The new entity is now known as "The Dun & Bradstreet Corporation" and Old D&B changed its name to "R.H. Donnelley Corporation." Since the business of the Company comprised the majority of the business of Old D&B, and since substantially all of the senior management of Old D&B became the senior management of the Company in connection with the spin-off, much about the Company and its management can be best understood in light of the pre-spin-off history of Old D&B. In that connection, information included in this Proxy Statement concerning the Company and its management during periods prior to the spin-off actually relates to Old D&B and its management. For example, information concerning a given director's service with the Company prior to June 30, 1998 actually relates to such director's service with Old D&B.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The members of the Board of Directors of Dun & Bradstreet are classified into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class are elected and have qualified.

     The Board of Directors has nominated Mr. Robert R. Glauber, Mr. Victor A. Pelson and Mr. Volney Taylor for election as Class I Directors at the 1999 Annual Meeting for a three-year term expiring at the 2002 Annual Meeting of Shareholders. Mr. Glauber was originally elected a director by the Board of Directors effective June 17, 1998. Mr. Taylor was re-elected a director at the 1996 Annual Meeting of Shareholders. Mr. Pelson has not previously served on the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

     Mr. Robert J. Lanigan, who was re-elected a director at the 1996 Annual Meeting of Shareholders, has reached age 70 and, in accordance with Board policy, will retire from the Board on April 20, 1999, the date of the 1999 Annual Meeting of Shareholders. Mr. Vernon R. Loucks Jr., who was re-elected a director at the 1996 Annual Meeting of Shareholders, has decided to retire early and not to stand for re-election at the April 20, 1999 Annual Meeting. In connection with the retirements of Messrs. Lanigan and Loucks and the nomination of Mr. Pelson as a new director, the Board of Directors reduced the number of directorships from ten to nine, effective on the date of the 1999 Annual Meeting.

     Except where otherwise instructed, proxies will be voted for election of all the nominees. Should any nominee be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election of another person designated by the Board, unless the Board chooses to reduce the number of directors constituting the full Board.

     The following information as to principal occupations during the last five years, and other directorships in companies with a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940, is based upon information furnished by each person.

 NOMINEES FOR CLASS I DIRECTORS FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING:

Robert R. Glauber
Adjunct Lecturer, Center for Business and Government
John F. Kennedy School of Government
Harvard University

Robert R. Glauber, age 60, has served as a director of the Company since June 1998, and is a member of the Audit and Board Affairs Committees. Since 1992, Mr. Glauber has been an adjunct lecturer at the Kennedy School, where he teaches courses on financial regulation and public policy. Prior to joining the Kennedy School, Mr. Glauber served as Under Secretary of the Treasury in the Bush Administration from 1989 to 1992. Mr. Glauber is also a director of Exel Ltd. and ten of the Dreyfus mutual funds.

Victor A. Pelson
Senior Advisor
Warburg Dillon Read

Victor A. Pelson, age 61, is a nominee for director of the Company. Mr. Pelson has served as senior advisor for Warburg Dillon Read, an investment banking firm, since 1997. He was a director and senior advisor of Dillon Read at its merger in 1997 with SBC Warburg. Prior to this, Mr. Pelson was associated with AT&T from 1959 to 1996. At his retirement from AT&T, Mr. Pelson was chairman of global operations and a member of the board of directors. Mr. Pelson is also a director of Carrier 1 International, SA, Eaton Corporation and United Parcel Service.

Volney Taylor
Chairman and Chief Executive Officer
The Dun & Bradstreet Corporation

Volney Taylor, age 59, has served as a director of the Company since 1984 and is chairman of the Executive Committee. Mr. Taylor was elected chairman and chief executive officer of The Dun & Bradstreet Corporation in 1996. Since January 1991, he has also served as chairman of the Dun & Bradstreet operating company.

CLASS II DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING:

Hall Adams, Jr.
Former Chairman of the Board and Chief Executive Officer
Leo Burnett Company, Inc.

Hall Adams, Jr., age 65, has served as a director of the Company since 1992 and is a member of the Audit and Board Affairs Committees. Mr. Adams was elected chairman of the board and chief executive officer of Leo Burnett Company, Inc., an advertising agency, in 1987, and held this position until 1992, when he retired. Mr. Adams is also a director of McDonald's Corporation and Sears, Roebuck and Co.

Ronald L. Kuehn, Jr.
Chairman, President and Chief Executive Officer
Sonat Inc.

Ronald L. Kuehn, Jr., age 63, has served as a director of the Company since 1996, and is chairman of the Compensation & Benefits Committee and a member of the Board Affairs Committee. Since 1986, Mr. Kuehn has been the chairman, president and chief executive officer of Sonat Inc., an integrated energy company engaged in exploration and production of oil and natural gas, interstate transmission of natural gas, and energy services. In addition to serving on the board of Sonat, Mr. Kuehn is also a director of AmSouth Bancorporation, Praxair, Inc., Protective Life Corporation, Transocean Offshore Inc. and Union Carbide Corporation.

Michael R. Quinlan
Chairman of the Board of Directors
McDonald's Corporation

Michael R. Quinlan, age 54, has served as a director of the Company since 1989, and is chairman of the Board Affairs Committee and a member of the Compensation & Benefits Committee. Mr. Quinlan has served as chairman of the board of directors of McDonald's Corporation, a global food service retailer, since March 1990. Previously, he also served as chief executive officer of McDonald's from March 1987 through July 1998. In addition to serving on the board of McDonald's, Mr. Quinlan is also a director of Catalyst and the May Department Stores Company.

    CLASS III DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 2001 ANNUAL
                                    MEETING:

Clifford L. Alexander, Jr.
President
Alexander & Associates, Inc.

Clifford L. Alexander, Jr., age 65, has served as a director of the Company since 1993, and is a member of the Audit, Board Affairs and Executive Committees. Mr. Alexander is President of Alexander & Associates, Inc., a private consulting firm specializing in work-force inclusiveness, which he founded in 1981. Mr. Alexander is also a director of American Home Products Corporation, Dreyfus General Family of Funds, Dreyfus Premier Family of Funds, Dreyfus Third Century Fund, IMS Health Incorporated, MCI WorldCom, Inc. and Mutual of America Life Insurance Company.

Mary Johnston Evans
Former Vice Chairman
Amtrak

Mary Johnston Evans, age 69, has served as a director of the Company since 1990, and is a member of the Board Affairs, Compensation & Benefits and Executive Committees. Mrs. Evans was vice chairman of the board of Amtrak (National Railroad Passenger Corporation) from 1975 to 1979. Mrs. Evans is a director of Delta Air Lines, Inc., for which she served as non-executive chairman for the month of August, 1997. She is also a director of Baxter International Inc., Household International, Inc. and Sunoco, Inc.

Henry A. McKinnell, Ph.D.
Executive Vice President
Pfizer Inc.

Henry A. McKinnell, age 56, has served as a director of the Company since 1997, and is a member of the Audit and Compensation & Benefits Committees. Dr. McKinnell, who since 1992 has been an executive vice president of Pfizer Inc., a research-based global health care company, was named president of the Pfizer Pharmaceuticals Group in 1997. Dr. McKinnell has also been responsible for Pfizer's worldwide Consumer Health Care Business and its Corporate Strategic Planning and Policy Groups. Prior to this, he was responsible for Pfizer's Medical Technology Group from 1992 to 1996 and served as Pfizer's chief financial officer from 1990 through 1996. In addition to serving on the board of Pfizer, Dr. McKinnell is also a director of Aviall Inc. and John Wiley & Sons.

                         BOARD MEETINGS AND COMMITTEES

     Since the spin-off in June 1998, the Board of Directors held four regularly scheduled meetings through the end of 1998. No director attended fewer than 75% of the aggregate of such meetings of the Board and of the committees of the Board on which he or she served. The four committees of the Board are the Audit Committee, the Compensation & Benefits Committee, the Board Affairs Committee and the Executive Committee. Each of these committees is described in the following paragraphs.

     The Audit Committee consists of Messrs. Lanigan (Chairman, retiring effective April 20, 1999), Alexander (Chairman effective April 20, 1999), Adams, Glauber and Loucks (resigning effective April 20, 1999) and Dr. McKinnell. Since its establishment in connection with the spin-off in June 1998, the Audit Committee held two meetings through the end of 1998. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities relating to financial information that will be provided to the Shareholders and others, the systems of internal controls which management and the Board have established, and the audit process. In fulfilling this function, the Audit Committee:

     - Recommends to the Board the appointment of the external auditors;

     - Reviews the internal auditors' objectives and ensures that they have appropriate resources and operate in an independent manner;

     - Oversees the audit work conducted by the external and internal auditors;

     - Reviews with the external and internal auditors the adequacy of the Company's financial, operational and technological internal controls;

     - Addresses significant accounting and reporting issues;

     - Inquires about areas of disagreement between management and the external auditors on auditing or accounting matters;

     - Reviews (1) compliance with laws, regulations and internal procedures and the scope and status of the Company's systems designed to ensure such compliance, (2) contingent liabilities and risks that may be material to the Company, and (3) major legislative and regulatory developments which could materially impact the Company;

     - In consultation with management, maintains a list of significant risks and contingencies to be actively monitored by the Committee;

     - Reviews annually (1) the Company's policies and procedures regarding officers' expenses and perquisites and (2) a summary of officers' expenses and use of Company assets; and

     - Reviews the Company's efforts to monitor compliance with the Company's code of conduct.

     The Compensation & Benefits Committee consists of Messrs. Kuehn (Chairman), Lanigan (retiring effective April 20, 1999), Loucks (resigning effective April 20, 1999) and Quinlan, Dr. McKinnell, and Mrs. Evans. Since the spin-off in June 1998, the Compensation & Benefits Committee held three meetings through the end of 1998. The Committee establishes and revises all compensation arrangements for the Chief Executive Officer (the "CEO") and certain other executives of the Company consistent with a statement of executive compensation philosophy adopted by the Board of Directors and subject to the Committee's own rules of procedure and such limitations as it may adopt. The Committee also:

     - Initiates the evaluation of the CEO's performance in accordance with standards established by the Committee;

     - Reviews with the CEO the performance of other elected executive officers in accordance with standards established by the CEO;

     - Consistent with the provisions of the Company's incentive compensation plans, selects the participants under such plans and determines the awards granted to each of them; interprets such plans and the awards granted thereunder; adopts rules and regulations for the administration of such plans; and administers such plans and makes all determinations in connection therewith which may be necessary or advisable; and

     - Maintains responsibility for the overall administration of the Company's employee benefit plans, programs and practices, including responsibility for the selection and retention of trustees to have custody of the plan assets, the selection and retention of asset managers for such plans and the determination of investment guidelines and portfolio objectives.

     The Board Affairs Committee consists of Messrs. Quinlan (Chairman), Adams, Alexander, Glauber and Kuehn and Mrs. Evans. Since the spin-off in June 1998, the Board Affairs Committee held one meeting through the end of 1998. The Committee recommends to the Board criteria regarding qualifications for Board membership and the size and composition of the Board; reviews the qualifications of candidates for Board membership; and recommends to the Board candidates to fill Board vacancies. Although the Board Affairs Committee has not adopted formal procedures for the submission of Shareholders' recommendations for nominees for Board membership, such recommendations may be made by submitting the names in writing to: Michael R. Quinlan, Chairman of the Board Affairs Committee, c/o The Dun & Bradstreet Corporation, One Diamond Hill Road, Murray Hill, NJ 07974. The Board Affairs Committee also performs the following functions:

     - Maintains an orientation program for new directors;

     - Periodically reviews the Company's Corporate Governance Principles and recommends revisions to the Board;

     - Periodically reviews the Company's succession plans relating to the CEO and certain other executives; and

     - Initiates an annual discussion of Board effectiveness.

     The Executive Committee consists of Messrs. Taylor (Chairman) and Alexander and Mrs. Evans. The Executive Committee held no meetings since the spin-off in June 1998. With certain exceptions, the Executive Committee may exercise all the powers of the Board of Directors when the Board is not in session.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth the number of shares of Dun & Bradstreet Common Stock, par value $.01 per share (the only outstanding equity security (other than stock options) or voting security of Dun & Bradstreet), beneficially owned by each of the directors and director nominees, each of the executive officers named in the Summary Compensation Table below, and all present directors and executive officers of Dun & Bradstreet as a group, on December 31, 1998. The table also sets forth the names and addresses of the only persons known to Dun & Bradstreet to be the beneficial owners (the "Owners") of more than 5% of the outstanding Common Stock and the number of shares so owned, to Dun & Bradstreet's knowledge, on December 31, 1998. Such information is based upon information furnished by each such person (or, in the case of the Owners, based upon a Schedule 13G filed by such Owners with the Securities and Exchange Commission (the "SEC")). Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages are based upon the number of shares of Dun & Bradstreet Common Stock outstanding on December 31, 1998, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date. Under the column entitled "D&B Stock Units," the table also sets forth ownership information concerning stock units which do not confer voting rights and are not considered "beneficially owned" shares of Common Stock under SEC rules. These stock units are described in footnote (d) to the table.

                                                AGGREGATE NUMBER OF
                                                SHARES BENEFICIALLY   D&B STOCK UNITS   PERCENT OF SHARES
NAME                                              OWNED(a)(b)(c)            (d)            OUTSTANDING
----                                            -------------------   ---------------   -----------------
Hall Adams, Jr................................           9,145             9,426             *
Clifford L. Alexander, Jr.....................           8,645             7,975             *
Mary Johnston Evans...........................          49,067(e)         12,695             *
Chester J. Geveda, Jr.........................         131,276                 0             *
Robert R. Glauber.............................             784               731             *
Nancy L. Henry................................          19,602                 0             *
Elahe Hessamfar...............................          34,238                 0             *
Ronald L. Kuehn, Jr...........................           7,814             4,597             *
Robert J. Lanigan.............................          16,048(f)         11,675             *
Vernon R. Loucks Jr...........................          10,548(g)          7,434             *
Henry A. McKinnell, Jr........................           8,760             1,024             *
Victor A. Pelson..............................               0(h)              0             *
Michael R. Quinlan............................           7,797             6,726             *
Frank S. Sowinski.............................         114,646                 0             *
Volney Taylor.................................         727,087                 0             *
All current directors and executive officers
  as a group (16 persons).....................       1,341,553            62,283             *

                                                AGGREGATE NUMBER OF
                                                SHARES BENEFICIALLY   D&B STOCK UNITS   PERCENT OF SHARES
NAME                                              OWNED(a)(b)(c)            (d)            OUTSTANDING
----                                            -------------------   ---------------   -----------------
Harris Associates L.P. and its general
  partner,                                          19,002,607(i)              0              11.51%
  Harris Associates, Inc.,
  Two North LaSalle Street
  Suite 500
  Chicago, Illinois 60602-3790
AMVESCAP PLC and certain of its subsidiaries,       10,822,441(j)              0               6.56%
  11 Devonshire Square
  London EC2M 4YR
  England

---------------
*   Represents less than 1% of the Company's outstanding Common Stock.

(a) Includes shares of restricted Common Stock granted by the Company in connection with the June 1998 spin-off in order to replace Old D&B restricted stock grants that were forfeited as a result of the spin-off. A holder of restricted stock has dividend and voting rights over his or her shares, but may not dispose of such shares prior to the applicable vesting date. Non-employee directors hold the following numbers of shares of restricted stock under the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Non-Employee Directors Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Directors' Replacement Plan"): 397 shares for Messrs. Adams, Alexander, Lanigan, Loucks and Quinlan and Mrs. Evans, which shares are scheduled to vest in three equal installments in the years 1999, 2000 and 2001; and 1,454 shares for Mr. Kuehn, 975 shares for Dr. McKinnell and 784 shares for Mr. Glauber, which shares are scheduled to vest in full in the year 2001, 2002 and 2003, respectively. The only executive officer holding shares of restricted stock is Ms. Hessamfar, who holds 11,035 such shares under the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Employees' Replacement Plan"). Ms. Hessamfar's shares are scheduled to vest in 2000.

(b) Includes non-qualified stock options, exercisable within 60 days of December 31, 1998, granted by the Company in connection with the June 1998 spin-off in order to replace Old D&B stock options that were forfeited as a result of the spin-off. Non-employee directors hold the following numbers of such stock options under the Directors' Replacement Plan: 6,360 for Messrs. Adams, Alexander, Kuehn, Lanigan, Loucks and Quinlan and Mrs. Evans; and 3,180 for Dr. McKinnell. Named executive officers hold the following numbers of such stock options under the Employees' Replacement Plan: 90,842 for Mr. Geveda; 9,520 for Ms. Henry; 15,353 for Ms. Hessamfar; 92,174 for Mr. Sowinski; and 543,891 for Mr. Taylor.

(c) Includes unrestricted shares of Common Stock that the applicable individuals had the right to receive within 60 days of December 31, 1998 based on satisfaction of performance goals for a performance period ending on that date ("Performance Shares"). The following non-employee directors were entitled to receive 1,348 such Performance Shares in February 1999 under the 1998 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan (the "1998 Directors' Plan"): Messrs. Adams, Alexander, Lanigan and Loucks and Dr. McKinnell. (Under the terms of the 1998 Directors' Plan, Messrs. Kuehn and Quinlan and Mrs. Evans have each elected to defer receipt of their 1,348 Performance Shares until after retirement, and Mr. Glauber has elected to defer receipt of his 731 Performance Shares until after retirement. As described below, such deferred share balances are included in the "D&B Stock Units" column of the security ownership table.) Named executive officers were entitled to receive the following numbers of such Performance Shares under the 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan (the "1998 Employees' Plan"): 2,737 shares for Mr. Geveda; 3,335 shares for Ms. Henry; 4,774 shares for Ms. Hessamfar; 5,115 shares for Mr. Sowinski; and 28,469 shares for Mr. Taylor.

(d) Consists of stock units (payable to non-employee directors after retirement) the value of which is measured by the price of the Company's Common Stock. These units do not confer voting rights and are not considered "beneficially owned" shares of Common Stock under SEC rules. Additional stock units accrue over time to reflect the deemed reinvestment of dividends. Stock units are credited to non-employee directors in three circumstances. First, directors who elect to defer fees under The Dun & Bradstreet Corporation Nonfunded Deferred Compensation Plan for Non-Employee Directors may elect to receive the investment return of the Company's Common Stock on their deferred compensation balances (payable in cash). The following directors had the following share-equivalent deferred compensation balances on December 31, 1998: 1,887 for Mr. Kuehn and 1,024 for Dr. McKinnell. Second, in November 1996, non-employee directors of Old D&B were issued phantom stock units (payable in cash) in replacement of accrued retirement benefits then held by them under a directors' retirement plan that was discontinued at that time. These Old D&B phantom stock units were replaced by a grant of Company phantom stock units pursuant to the Directors' Replacement Plan in connection with the June 1998 spin-off. The following directors had the following phantom stock unit share-equivalent balances on December 31, 1998:
    8,064 for Mr. Adams; 7,975 for Mr. Alexander; 9,985 for Mrs. Evans; 11,675 for Mr. Lanigan; 7,434 for Mr. Loucks; and 4,016 for Mr. Quinlan. Third, non-employee directors have been given the option to defer receipt of Performance Shares earned by them under the Directors' Replacement Plan and the 1998 Directors' Plan. The following directors had the following deferred Performance Share balances as of December 31, 1998 (including rights to Performance Shares for the 1998 performance period): 1,362 for Mr. Adams; 731 for Mr. Glauber; and 2,710 for Messrs. Kuehn and Quinlan and Mrs. Evans.

(e) Includes 40,770 shares owned by Mrs. Evans' spouse, as to which Mrs. Evans disclaims beneficial ownership.

(f) Includes 6,743 shares held in a family limited partnership, the sole general partner of which is a corporation wholly-owned by Mr. Lanigan and the sole limited partners of which are Mr. Lanigan and his spouse. Also includes 1,200 shares held in a Keogh Plan for which Mr. Lanigan is the sole beneficial owner and over which he has sole investment control.

(g) Includes 300 shares held in a Keogh Plan for which Mr. Loucks is the sole beneficial owner and over which he has sole investment control.

(h) On January 15, 1999, Mr. Pelson purchased 2,000 shares of Common Stock in respect of which he has shared voting and shared investment power.

(i) Harris Associates L.P. ("Harris") and its sole general partner, Harris Associates, Inc., jointly filed an amended Schedule 13G with the SEC on February 24, 1999. This Schedule 13G shows that Harris, a registered investment adviser, had, as of December 31, 1998, shared voting power over 19,002,607 shares. Of such shares, Harris had sole dispositive power over 6,503,007 shares and shared dispositive power over 12,499,600 shares. Included in such 12,499,600 shares are 10,491,300 shares held by The Oakmark Fund, which is a series of the Harris Associates Investment Trust, a trust for which Harris serves as investment adviser. According to a Schedule 13G filed by The Oakmark Fund on February 24, 1999, the fund had, as of December 31, 1998, shared voting power and shared dispositive power over all 10,491,300 shares.

(j) AMVESCAP PLC and its subsidiaries, AVZ, Inc. (a holding company), AIM Management Group Inc. (a holding company), AMVESCAP Group Services, Inc. (a holding company), INVESCO, Inc. (a holding company), INVESCO North American Holdings, Inc. (a holding company), INVESCO Capital Management, Inc. (a registered investment adviser), and INVESCO (NY) Asset Management, Inc. (a holding company), jointly filed a Schedule 13G with the SEC on February 11, 1999. This Schedule 13G shows that these companies had, as of December 31, 1998, shared voting power and shared dispositive power over 10,822,441 shares.

                                 PROPOSAL NO. 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors of Dun & Bradstreet has selected PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the year 1999. In accordance with a resolution of the Board of Directors, this selection is being presented to the Shareholders for ratification at the 1999 Annual Meeting.

     PricewaterhouseCoopers LLP, the legal successor to Coopers & Lybrand LLP, acted as independent accountants for the year 1998. In connection with its audit of the consolidated financial statements of the Company, PricewaterhouseCoopers LLP also audited the financial statements of various benefit plans of the Company, reviewed certain filings with the SEC, and performed certain non-audit services.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to appropriate questions.

     If the proposal to ratify the selection of PricewaterhouseCoopers LLP is not approved by the Shareholders, or if prior to the 2000 Annual Meeting PricewaterhouseCoopers LLP ceases to act as the Company's independent accountants, or if the Board of Directors removes PricewaterhouseCoopers LLP as the Company's independent accountants, then the Board will appoint other independent accountants whose engagement for any period subsequent to the 2000 Annual Meeting will be subject to ratification by the Shareholders at that meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                           PROPOSAL NOS. 3 , 4 AND 5

                           APPROVAL OF COMPANY PLANS

     The Board of Directors previously adopted (i) The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan (the "Cash Incentive Plan"), which provides for annual performance-based bonuses to members of senior management whose compensation may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"); (ii) the 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan (the "Stock Incentive Plan"), which provides for grants of stock options and other equity-based awards to key employees; and (iii) The Dun & Bradstreet Corporation 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which provides eligible employees with the opportunity to purchase Company Common Stock at a discounted price.

     Shareholder approval of these plans is being sought in order to ensure favorable treatment under the Tax Code. With respect to the Cash Incentive Plan and the Stock Incentive Plan, Shareholder approval will ensure that compensation awarded under these plans qualifies as "performance-based" compensation under
Section 162(m) of the Tax Code. The effect of qualification under Section 162(m) is described below under "Compensation of Executive Officers and Directors." With respect to the Stock Purchase Plan, Shareholder approval will allow the plan to qualify for the income tax treatment described under "Federal Income Tax Consequences" in the summary of the Stock Purchase Plan, below.

SUMMARY OF THE CASH INCENTIVE PLAN

     The following summary of the Cash Incentive Plan is subject to the complete terms of the plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

     1. Eligible Employees and Maximum Award. The Compensation & Benefits Committee of the Board of Directors (the "Committee") selects participants from among the "Covered Employees" (as defined in Section 162(m) of the Tax Code) of the Company and its subsidiaries who are in a position to have a material impact on the results of the operations of the Company or its subsidiaries. Currently, Mr. Taylor is the only participant in the plan. Awards are payable in cash, and the maximum award payable to any participant in any calendar year is $3,000,000. The maximum award was set above the Company's anticipated award levels for executives because the
Section 162(m) regulations only allow "negative discretion" in respect of this type of plan.

     2. Administration. The Committee selects participants, determines the size and terms of awards and the time when awards will be made and the performance period to which they relate, establishes performance objectives and certifies that such performance objectives are achieved, all in accordance with Section 162(m) of the Tax Code. The Committee also has the authority to interpret the plan and to make any determinations that it deems necessary or desirable for its administration. Members of the Committee are "outside directors" as defined in the regulations under Section 162(m) of the Tax Code and may not participate in the plan.

     3. Performance Goals. A participant's award is based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, are based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries, divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes.

     4. Payment. The Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the cash award. At the discretion of the Committee, the amount of the award actually paid may be less than the amount determined by the applicable performance goal formula. The award will be paid to a participant at a time determined by the Committee in its sole discretion after the completion of the performance period.

     5. Change in Control. If a participant's employment is actually or constructively terminated during a given performance period and a "Change in Control" (as defined in the plan) shall have occurred within the 365 days immediately preceding the date of such termination, then such participant will receive, promptly after his or her termination date, an award for the affected performance period as if the performance goals for such performance period had been achieved at 100%.

     6. Amendment. The Cash Incentive Plan may be amended or discontinued by the Board of Directors or the Committee, except that no amendment may be made that would impair any of the rights or obligations under any award theretofore granted to a participant under the plan without his or her consent. Following a "Change in Control," the change in control provisions of the plan may not be amended.

     7. Effectiveness. The Cash Incentive Plan was effective as of June 30, 1998. If the plan is not approved by the Shareholders at the 1999 Annual Meeting, no awards will be awarded or payable thereafter; provided that annual bonuses previously awarded will remain payable under the plan and continue to qualify as performance-based compensation under Section 162(m) of the Tax Code.

     8. Additional Information. The amounts that will be received by participants under the Cash Incentive Plan are not yet determinable as awards are at the discretion of the Committee and payments pursuant to such awards depend on the extent to which established performance goals are met.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COVERED EMPLOYEE CASH INCENTIVE PLAN (PROPOSAL NO. 3).

SUMMARY OF THE STOCK INCENTIVE PLAN

     The following summary of the Stock Incentive Plan is subject to the complete terms of the plan, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

     1. Eligible Participants. Key employees (including officers but excluding persons who serve only as directors) of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to participate in the Stock Incentive Plan. Currently, approximately 1,600 employees and retirees participate.

     2. Shares Subject to Plan; Maximum Award. The total number of shares that may be awarded under the Stock Incentive Plan is 16,500,000. The total number of shares that may be awarded to any participant during a calendar year is 400,000. No awards may be granted after June 30, 2008.

     3. Administration. The Committee selects participants and the number of options or other types of awards to be granted to each participant, and has the authority to administer and interpret the Stock Incentive Plan. Members of the Committee are "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Tax Code. If the chief executive officer of the Company is a member of the Board, the Board may authorize him or her to grant awards of up to 100,000 shares in the aggregate each year to participants who are not subject to the rules promulgated under
Section 16 of the Exchange Act; provided that the chief executive officer must notify the Committee of any such grants. The Board has granted the chief executive officer this authority with respect to 100,000 shares for 1999.

     4. Types of Awards. Stock options, stock appreciation rights ("SARs"), limited stock appreciation rights ("LSARs") and other equity-based awards (including, but not limited to, restricted stock) may be awarded under the Stock Incentive Plan.

     5. Stock Options. Options granted under the plan may be non-qualified, incentive or other stock options for federal income tax purposes and will be subject to the following terms and conditions:

          A. Exercise Price. The exercise price will be determined by the Committee, but may not be less than 100% of the average of the high and low trading prices of the Common Stock on the date of grant.

          B. Exercisability. An option will be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an option be exercisable more than ten years after the date of grant.

          C. Payment. Payment in full for all shares purchased upon exercise of an option must be made at the time of exercise in cash, in shares of Common Stock held for at least six months, or partly in cash and partly in such shares. The Committee may permit a participant to elect to have a portion of the shares deliverable upon exercise of the option withheld to provide for payment of applicable federal, state or local withholding taxes. Otherwise, withholding taxes will be payable in cash or shares of Common Stock at the time of exercise.

          D. Termination of Employment by Death or Disability. If a participant's employment terminates by reason of death or disability after the first anniversary of the date of grant of an option, the option shall immediately vest in full and thereafter may be exercised during the five years after the date of death or disability or the remaining stated term of the option, whichever period is shorter.

          E. Termination of Employment by Retirement. If a participant's employment terminates by reason of retirement after the first anniversary of the date of grant of an option, the option thereafter may be exercised during the five years after the date of retirement or the remaining stated term of the option, whichever period is shorter (the "Post-Retirement Exercise Period"), but only to the extent such option was exercisable at the time of retirement or becomes exercisable during such Post-Retirement Exercise Period; provided that if the participant dies during the fourth year after retirement, the Post-Retirement Exercise Period is extended through the first anniversary of the date of death unless the option expires earlier by its stated term.

          F. Other Termination of Employment. If a participant's employment terminates for any reason (other than death, disability or retirement after the first anniversary of the date of grant), each option then held by the participant may be exercised through the thirtieth day after the date of such termination, but only to the extent such option was exercisable at the time of termination. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of options held by a participant if such participant is terminated by the Company without "cause" (as defined by the Committee).

     6. Stock Appreciation Rights. A SAR entitles a participant to a cash payment equal to the excess of the fair market value of a share of Common Stock on the date on which the SAR is exercised over the exercise price of the SAR. The exercise price will be determined by the Committee, but may not be less than 100% of the average of the high and low trading prices of the Common Stock on the date of grant. SARs may be granted in tandem with stock options or independently. The Committee may grant LSARs which are exercisable upon the occurrence of specified events. LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related awards (e.g., tandem stock options) are not exercisable while the LSARs are exercisable. The Committee's present policy is generally not to grant SARs other than LSARs, and to grant LSARs only to executive officers of the Company.

     7. Other Stock-Based Awards. The Committee may grant awards of shares of unrestricted or restricted Common Stock and awards that are valued in whole or in part by reference to the fair market value of such shares. The terms and conditions of these other equity-based awards may be set by the Committee, and such awards may be granted in a manner intended to be deductible by the Company under Section 162(m) of the Tax Code ("Performance-Based Awards"). Any such Performance-Based Awards will be subject to the following additional terms and conditions:

          A. Maximum Individual Award. The maximum amount of a Performance-Based Award to any participant for any fiscal year of the Company shall be $5,000,000. This maximum award has been set above the Company's anticipated award levels for executives because the Section 162(m) regulations allow only "negative discretion" in respect of this type of plan.

          B. Performance Goals. A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management;
     (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales;
     (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. These criteria may relate to the Company or one or more of its subsidiaries, divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Section 162(m) of the Tax Code, the performance goals may be calculated without regard to extraordinary items or accounting changes.

          C. Payment. The Committee determines whether the applicable performance goals have been met and certifies and ascertains the amount of the award. At the discretion of the Committee, the amount of the Performance-Based Award actually paid may be less than the amount determined by the applicable performance goal formula. The amount payable in respect of an award shall be paid at such time as determined by the Committee in its sole discretion after the end of such performance period; provided that a participant may, to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Tax Code, elect to defer payment of the award.

     8. Transferability. Awards under the Stock Incentive Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Committee may, in its discretion, authorize stock options to be on terms which permit irrevocable transfer for no consideration by the participant to (1) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant ("Immediate Family Members"), (2) any trust for the exclusive benefit of the participant and/or any Immediate Family Member, (3) any entity owned solely by such persons or (4) any other entity or person in respect of which such transfer would conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. In addition, the Committee in its sole discretion may waive the non-transferability provisions of the Stock Incentive Plan to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

     9. Changes in Capital and Other Events. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to Shareholders other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion, deems equitable. In the event of a "Change in Control" (as defined in the Stock Incentive Plan), awards granted under the plan shall accelerate as follows: (i) each stock option and SAR shall become immediately vested and exercisable, subject to the right of the Committee to make adjustments in certain circumstances; (ii) restrictions on restricted shares shall lapse; and (iii) performance-based awards shall become payable as if targets for the current period were satisfied at 100%.

     10. Amendments. The Stock Incentive Plan may be amended by the Board of Directors or the Committee, except that, without the approval of the Shareholders, the Board may not, except upon a change in capital or other event described in paragraph 9 above, increase the total number of shares reserved or change the maximum number of shares which may be granted to any participant. With respect to participants who reside outside of the U.S. and who are not expected to be "Covered Employees" (as defined in Section 162(m) of the Tax
Code), the Committee may, in its sole discretion, amend the terms of the plan or awards granted thereunder in order to conform such terms with the requirements of local law.

     11. Consideration. Consideration for the issuance of shares under the plan upon exercise of a stock option will consist of the payment of the option price.

     12. Effectiveness. If the Stock Incentive Plan is approved by the Shareholders at the 1999 Annual Meeting, it will be effective with respect to all awards granted thereunder. If the Stock Incentive Plan is not so approved by the Shareholders, no further awards will be granted under the plan; provided that awards previously granted will remain payable under the plan and continue to qualify as performance-based compensation under Section 162(m) of the Tax Code.

     13. Federal Income Tax Consequences. The following is a brief discussion of certain federal income tax consequences relevant to participants and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the Stock Incentive Plan.

          A. Non-Qualified Stock Options. A participant who is granted a non-qualified option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the difference between the market value of the stock on the date of exercise and the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

          B. Incentive Stock Options. A participant who is granted an incentive stock option satisfying the requirements of the Tax Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value over the option exercise price is, however, included in determining the participant's alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the option less than one year after exercise or two years after grant of the option (the "Holding Period"), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the incentive stock option without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the option over the exercise price or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation, if any, is taxed as short term or long term capital gain, depending on the participant's holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

          C. Stock Appreciation Rights. Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash received. The Company will be entitled to an income tax deduction in the amount of such income recognized by the participant.

          D. Other Stock-Based Awards. A participant who is granted a stock-based award other than an option or a SAR will generally recognize, in the year of grant, ordinary income equal to the fair market value of the property received. If such other stock-based award is subject to restrictions, the participant will not recognize ordinary income until the restrictions lapse, unless the participant makes an election pursuant to
     Section 83(b) of the Tax Code. The Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

          E. Section 162(m). The Stock Incentive Plan allows certain incentive stock options, non-qualified options, stock appreciation rights and other stock-based awards to be treated as qualified performance-based compensation under Section 162(m) of the Tax Code. However, the Company may, from time to time, award compensation that is not deductible under
     Section 162(m) of the Tax Code.

     14. Other Information. The amounts that will be received by participants under the Stock Incentive Plan are not yet determinable as awards are at the discretion of the Committee. The numbers of shares subject to options (with tandem LSARs) which have been awarded to date under the plan to each of the five executive officers named in the Summary Compensation Table are set forth in the table entitled "Option/ SAR Grants in Last Fiscal Year," which follows the Summary Compensation Table. The number of shares subject to options which have been awarded to date to the following groups of individuals are set forth below (only executive officers received tandem LSARs):

                                                            OPTIONS GRANTED UNDER
                                                            STOCK INCENTIVE PLAN
                                                            ---------------------
Executive Officers as a Group.............................          429,079
Non-Executive Director Group..............................                0
Non-Executive Officer Employee Group......................        3,742,828

     The closing market price of Dun & Bradstreet Common Stock on February 26, 1999 was $34.25.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK INCENTIVE PLAN (PROPOSAL NO. 4).

SUMMARY OF THE STOCK PURCHASE PLAN

     The following summary of the Stock Purchase Plan is subject to the complete terms of the plan, a copy of which is attached hereto as Exhibit C and incorporated herein by reference.

     1. General Information. Eligible employees may participate in the Stock Purchase Plan by making contributions to the plan in the form of payroll deductions. Contributions will be applied on a monthly basis to purchase Company Common Stock for the participating employee. The purchase price for the shares will be equal to eighty-five percent (85%) of the average of the high and the low trading prices on the New York Stock Exchange on the last trading day of the month in respect of which the purchase is made. The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified plan within the meaning of Section 401(a) of the Tax Code.

     2. Administration. The Stock Purchase Plan is administered, at the expense of the Company, by the Committee. The Committee consists of at least three members of the Board of Directors who are not employees of the Company and who serve at the pleasure of the Board. The Committee has the conclusive authority to interpret the plan, to make and amend plan rules, and to make all determinations necessary or advisable to administer the plan. The Committee may delegate any of its administrative duties under the plan to a committee consisting of management employees of the Company.

     3. Eligibility. Generally, each employee on the official payroll file of the Company (or any subsidiary of the Company designated by the Committee) who customarily works at least 20 hours each week and at least five months each year is eligible to participate. Workers commonly referred to as "contract employees" or "leased employees" are not eligible. An employee also may not participate if, after participating, he or she would own (and/or hold stock options covering) five percent or more of the total outstanding shares of Common Stock. In addition, the Committee may exclude from participation certain highly compensated employees (as defined in the Tax Code).

     4. Election to Participate and Payroll Deductions. An election to participate made by the last day of a given month (or such other day as the Committee shall specify) will be effective starting with the immediately following calendar month. An eligible employee may elect a payroll deduction from each paycheck of from 1% to 10% (in increments of 1%) of "Eligible Compensation" (as defined in the plan). A participating employee may not purchase stock under the plan at a rate that (when aggregated with purchases under any other employee stock purchase plan of the Company and its subsidiaries) would result in the purchase in a given year of Common Stock with a fair market value in excess of $25,000.

     5. Method of Purchase. As of the end of each month, each participating employee shall be deemed, without further action, to have purchased the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her payroll deductions for that month by the purchase price, which is equal to eighty-five percent (85%) of the average of the high and the low trading prices on the New York Stock Exchange on the last trading day of such month. Until the date on which shares are purchased, the Company may use all payroll deductions for any corporate purpose and will pay no interest on the amounts deducted.

     6. Investment Accounts. The Common Stock purchased under the plan by a participating employee will be held at a brokerage firm selected by the Company in a separate investment account for the benefit of that employee. The terms and conditions of the investment account are set forth in a separate agreement between the brokerage firm and the employee (the "Investment Account Agreement"). The Company pays the annual fees in respect of the investment accounts. The employee must pay all transaction fees relating to the sale of shares or the delivery of physical certificates. The brokerage firm will reinvest all dividends paid on shares of Common Stock held in an employee's investment account in additional whole and fractional shares of such stock. These purchases will be made at an undiscounted price in the manner set forth in the employee's Investment Account Agreement. The Company pays all brokerage fees relating to dividend reinvestment.

     7. Rights as a Shareholder; Sale and Voting of Shares. At the time a participating employee's payroll deductions are used to purchase Common Stock, he or she has all of the rights and privileges of a Shareholder of the Company with respect to whole shares purchased under the Stock Purchase Plan. Participating employees have the same rights to vote their plan shares as other Shareholders who hold shares in brokerage accounts. A participating employee may from time to time sell shares held in his or her investment account by notifying the brokerage firm. Sales will be made in the manner and subject to the brokerage fees set forth in the employee's Investment Account Agreement. At any time, a participating employee may withdraw shares held in his or her investment account by requesting the brokerage firm to deliver physical certificates evidencing such shares. Deliveries of physical certificates will be made in the manner and subject to the fees set forth in the employee's Investment Account Agreement.

     8. Termination of Employment. In the event of a participating employee's termination of employment, the amount of his or her payroll deductions made during the then-current month will be used to purchase Common Stock at the end of that month. At that time, the Investment Account Agreement will change to reflect the terms applicable to a standard, non-subsidized investment account with the applicable brokerage firm.

     9. Restrictions on Transfer. A participating employee may not transfer his or her right under the plan to purchase shares with payroll deductions.

     10. Shares Reserved for the Plan; Adjustments. Three million shares of Common Stock are reserved for issuance and purchase by participating employees under the Stock Purchase Plan. To the extent that any right to purchase reserved shares is not exercised by any participating employee or is terminated for any reason, such shares will again become available under the plan. In the event of a stock split or a stock dividend, the number of shares reserved under the plan will increase proportionately and the Committee will make such other adjustments as it deems necessary or equitable. In the event of any other change affecting the Common Stock, the Committee will make such adjustments as it deems equitable.

     11. Amendment and Termination. The Board may at any time terminate the Stock Purchase Plan or from time to time amend the plan in any respect. The plan will in any event terminate after the end of the month in which participating employees become entitled to purchase a number of shares greater than the remaining number of shares reserved under the plan. In that event, reserved shares then remaining will be sold to participating employees on a pro rata basis. With respect to participating employees who reside outside of the U.S., the Committee may, in its sole discretion, amend the terms of the plan in order to conform such terms with the requirements of local law.

     12. Federal Income Tax Consequences. The following is a brief discussion of certain federal income tax consequences relevant to participants and the Company. It is not intended to be a complete description of all possible tax consequences with respect to participation in the Stock Purchase Plan.

          A. Consequences of Purchase. Participating employees do not recognize taxable income at the time shares are purchased under the plan.

          B. Consequences of Sale After Two Years. Generally, plan shares disposed of after being held for two or more years from the grant date are subject to ordinary income tax on any appreciation up to the amount of the fifteen percent discount; any further appreciation, if any, is taxed as a long-term capital gain. If shares held for two or more years are sold after depreciating in value from the price paid under the plan, the loss will generally be treated as a long-term capital loss. The Company will not be entitled to any income tax deduction for shares held for the required two year period.

          C. Consequences of Sale Before Two Years. Generally, plan shares disposed of after being held for less than two years from the grant date are subject to ordinary income tax upon disposition in an amount equal to the fifteen percent discount, irrespective of whether the shares have appreciated or depreciated in value. In addition, if such shares have appreciated to a value greater than the average of the high and the low trading prices on the New York Stock Exchange on the last trading day of the month in respect of which the shares were purchased (the "Undiscounted Purchase Price"), the employee will realize a capital gain on the excess amount. On the other hand, if the shares are disposed of at a price less than the Undiscounted Purchase Price, the employee will realize a capital loss on the amount of the shortfall. Any capital gain (or loss) will be long-term capital gain (or loss) if the shares are held for more than one year; otherwise, any capital gain (or loss) will be short-term capital gain (or loss). If plan shares are held for less than two years when sold, the Company will be entitled to an income tax deduction equal to the amount of ordinary income taxable to the participant.

          D. Tax Significance of Shareholder Approval. The above tax consequences assume that the Stock Purchase Plan will be approved by the Shareholders on or before September 15, 1999. If the plan is not so approved, participating employees will be subject to ordinary income tax on the amount of the fifteen percent discount for all shares previously purchased under the plan, and the Company will be required to withhold income taxes and make FICA contributions on those amounts. Each such employee's tax basis in the purchased shares would then be equal to the price paid under the plan plus the amount of the discount (i.e., the Undiscounted Purchase Price).

     13. Effectiveness. If the Stock Purchase Plan is not approved by the Shareholders, the plan will thereafter cease to be effective.

     14. Other Information. The number of shares that may be granted to participants under the Stock Purchase Plan in the future is not yet determinable as it depends on the amount of payroll deductions elected by each eligible employee. The closing market price of Dun & Bradstreet Common Stock on February 26, 1999 was $34.25.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PURCHASE PLAN (PROPOSAL NO. 5).

                                 PROPOSAL NO. 6

                     SHAREHOLDER PROPOSAL ON IMPLEMENTATION
                           OF THE MACBRIDE PRINCIPLES

     The New York City Employees' Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, the beneficial owner ("Owner") of 346,720 shares of Dun & Bradstreet Common Stock ("Shares") on November 25, 1998; the New York City Teachers' Retirement System, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 206,600 Shares on November 25, 1998; the New York City Fire Department Pension Fund Art 1B, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 30,321 Shares on November 25, 1998; and the New York City Police Pension Fund Art 2, c/o Comptroller of the City of New York, 1 Centre Street, New York, New York 10007, Owner of 116,419 Shares on November 25, 1998, have advised the Company that they will introduce at the meeting the following proposal and statement in support thereof. The Minnesota State Board of Investment, Suite 105, MEA Building, 55 Sherburne Avenue, St. Paul, Minnesota 55155, Owner of at least 204,426 Shares on November 6, 1998; Sisters of Charity of the Incarnate Word Retirement Trust, 2600 North Loop West, Houston, Texas 77092, Owner of 23,750 Shares on November 18, 1998; Sisters of Charity of Saint Vincent de Paul, 150 Bedford Highway, Halifax, Nova Scotia, B3M 3J5, Owner of 12,000 Shares on October 19, 1998; Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas 77223, Owner of at least 1,000 Shares on November 9, 1998; Christian Brothers Investment Services, Inc., 675 Third Avenue, 31st Floor, New York, New York 10017, Owner of 4,500 Shares on October 19, 1998; Adrian Dominican Sisters Shareholder Account, c/o Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, Owner of 100 Shares on October 28, 1998; Adrian Dominican Sisters Benefit Trust -- T. Rowe Price, c/o Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221, Owner of 30,000 Shares on October 28, 1998; and The Community of the Sisters of St. Dominic of Caldwell, New Jersey, 52 Old Swartswood Station Road, Newton, New Jersey 07860-9337, Owner of 100 Shares on October 23, 1998, have advised the Company that they intend to co-sponsor such proposal.

                              SHAREHOLDER PROPOSAL

     WHEREAS, Dun and Bradstreet operates a wholly-owned subsidiary in Northern Ireland, Dun and Bradstreet Ltd.;

     WHEREAS, the on-going peace process in Northern Ireland encourages us to search for non-violent means for establishing justice and equality;

     WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of the conflict in that country;

     WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace Laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

     1. Increasing the representation of individuals from underrepresented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

     2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

     3. The banning of provocative religious or political emblems from the workplace.

     4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

     5. Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

     6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

     7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

     8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

     9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

     RESOLVED, Shareholders request the Board of Directors to:

     1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

                              SUPPORTING STATEMENT

     Continued discrimination and worsening employment opportunities have been cited as contributing to support for a violent solution to Northern Ireland's problems.

     In May 1986, a United States District Court ruled on the legality of the MacBride Principles under the Fair Employment (Northern Ireland) Act of 1976, and granted a preliminary injunction requiring that American Brands include a MacBride Principles shareholder proposal in its proxy materials, stating that "all nine of the MacBride Principles could be legally implemented by management in its Northern Ireland facility." NYCERS v. American Brands, 634 F. Supp. 1382 (S.D.N.Y., May 12, 1986). The Employment (Northern Ireland) Act was amended in 1989.

     An endorsement of the MacBride Principles by Dun & Bradstreet will demonstrate the company's concern for human rights and equality of opportunity in its international operations.

     Please vote your proxy FOR these concerns.

                  OPPOSING STATEMENT OF THE BOARD OF DIRECTORS

     In its statements opposing the adoption of identical shareholder proposals presented at the 1989, 1990, 1991, 1992, 1993, 1994, 1995, 1996, 1997 and 1998
Annual Meetings of the Shareholders of Old D&B, the Board of Directors of Old D&B confirmed Old D&B's long-standing commitment to equal opportunity in employment and pointed to Old D&B's firm policy that employment opportunities be extended to applicants and employees on an equal basis, regardless of an individual's race, creed, color, national origin, religion, age, sex or handicap. We confirm that this commitment and policy continue to apply to the Company after the June 1998 spin-off and that they are strongly supported by your Board of Directors.

     The Company's presence in Northern Ireland is limited to a small branch office of Dun & Bradstreet Limited (Irl.) ("D&B Ireland"), which is located in Bangor, Co. Down and employs 18 people. This office adheres to the standards of the Fair Employment (Northern Ireland) Act of 1989 (the "Act") and to the Company's own policy of equal employment opportunity. In April 1992, D&B Ireland registered with the Fair Employment Commission as required by the Act. None of the Company, D&B Ireland, or, to the Company's knowledge, the appropriate governmental agencies in Northern Ireland, has ever received any complaint of religious or political discrimination with respect to the operations of D&B Ireland, and the Company is satisfied that the employment practices adopted by the Bangor office are fair and non-discriminatory.

     The objective of both the MacBride Principles and the Act is to eliminate employment discrimination in Northern Ireland. The Company wholeheartedly supports this objective. However, by adopting the MacBride Principles, the Company would be accountable to two sets of similar, but not identical, fair employment guidelines. This would be neither necessary nor desirable, particularly in view of the Company's own internal policies and practices with respect to the promotion of fair and equal employment opportunities.

     ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST APPROVAL OF THIS PROPOSAL.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

     OVERVIEW OF EXECUTIVE COMPENSATION PHILOSOPHY AND PROGRAM

     The Compensation & Benefits Committee establishes the base salaries and other compensation of the key executives of the Company, including its Chairman and Chief Executive Officer. The Committee consists entirely of independent non-employee directors and meets regularly during the year to review and administer the executive compensation program of the Company.

     The Company's executive compensation program is designed to:

     - attract, motivate and retain key executive talent in support of the Company's mission to be the premier global provider of business data and value-added information for business decision makers and investors;

     - strengthen the relationship between pay and Company performance and the alignment of executive rewards with Shareholder returns; and

     - provide a balanced total compensation opportunity (including base salary, annual cash incentive and longer term incentives) that is competitive with other top-ranking global companies and reflective of the Company's attainment of its business goals.

     Shortly before the spin-off in June 1998, the Committee reviewed Old D&B's executive compensation program to ensure it continues to support the business challenges of the reorganized Company. The

Committee adopted Old D&B's program with minor modifications. As adopted, the Company's executive compensation program consists of the following three components:

     - Base Salaries. In light of the spin-off, the Company established a new compensation comparison group reflecting an increased focus on information services and technology enterprises. Base salaries will continue to be targeted, in the aggregate, over time at or below the median level of the Company's compensation comparison group.

     - Annual Cash Incentives. Annual cash incentive opportunities are targeted at greater than the median level of the Company's compensation comparison group and are set so that total cash opportunities (base salary plus annual cash incentive opportunity) are expected to be fully competitive with the median levels of the compensation comparison group. A greater than normal portion of total cash is at risk and is delivered only if Company performance exceeds target levels of performance.

            The annual cash incentive offers executives the opportunity to earn cash awards based on the achievement of pre-determined annual goals. For 1998, these included cash flow, earnings, improvement in the employee satisfaction index and other key measures of performance, where appropriate, with an emphasis on the achievement of business unit results.

     - Longer Term Incentives. Longer term incentive opportunities are targeted above the median level of the Company's compensation comparison group. There are two components of the Company's longer term incentive plan: performance shares and stock options.

        -- Performance Shares. Each year executives receive grants providing them with the opportunity to earn shares of Dun & Bradstreet Common Stock based on the achievement of two-year revenue growth goals or other key operating objectives, where appropriate. At the end of the performance period, Company performance at target yields the targeted award of shares, while Company performance above or below target yields larger or smaller awards, respectively. Further, Company performance below threshold yields no share award at all.

        -- Stock Options. Annual grants of stock options continue to be an important part of the executive compensation program. To underscore the importance of returns to Shareholders, a greater proportion of the executive's longer term incentive opportunity is delivered through stock options as compared to programs in place prior to November 1996.

            The total value resulting from longer term incentives reflects the Committee's emphasis on equity-based pay and on the close alignment between executive pay and shareholder value creation.

     In addition, starting in 1999 the Chairman and Chief Executive Officer, the other named executive officers, and the other members of senior management are expected to own a minimum amount of Common Stock under the Company's stock ownership guidelines. The guidelines are intended to provide more linkage between the interests of senior management and the interests of shareholders.

     EVALUATION OF EXECUTIVE PERFORMANCE

     In linking executive pay to performance, the Committee believes that the most important measure of Company performance is the increase in long-term Shareholder value, attained through improvements in earnings per share, operating income, revenue and cash flow. The Committee also establishes bonus goals linked to qualitative corporate, operating unit and individual measures that it believes are critical in increasing the longer term value of the Company to its Shareholders.

     In evaluating executive performance for 1998, the Committee considered the performance of Old D&B prior to the June 1998 spin-off as well as the performance of The "new" Dun & Bradstreet Corporation after the spin-off. The Committee believes this approach to be appropriate since (1) the Company is the successor to the large majority of the total business conducted by Old D&B prior to the spin-off and (2) with the exception of Frank R. Noonan (who is now the Chairman & Chief Executive Officer of R.H. Donnelley Corporation), all of the executive officers of Old D&B became executive officers of the Company with substantially identical responsibilities as they had with Old D&B prior to the spin-off.

     In 1998, management of the Company effectively implemented the immediate and longer term strategies of the Company and Old D&B, as evidenced by:

     - the successful separation of Old D&B into two independent public companies: R.H. Donnelley Corporation and The "new" Dun & Bradstreet Corporation;

     - earnings per share growth greater than management's goal and greater than the median growth rate of the companies that comprise the S&P 500;

     - cash flow performance in line with management's objective and the announcement and initiation of a $300 million share repurchase plan; and

     - double-digit revenue growth in important, new value-added products and services.

     Based on these and other factors, the Committee deemed the 1998 compensation awards to the Chairman and Chief Executive Officer and other executives of the Company to be appropriate.

     TOTAL COMPENSATION

     As indicated, a major factor in the Committee's compensation decisions is the competitive marketplace for executives. The Committee uses the services of outside compensation consultants to secure data on competitive compensation levels and trends. In setting competitive compensation levels, the Company compares itself with a selected group of companies of comparable size, market capitalization, technological and marketing capabilities, performance and global presence with which the Company competes for executives. Since the Company's most direct competitors for executive talent are not the same companies used for a comparison of Shareholder return, the compensation comparison group is not the same as the performance peer group used for the Cumulative Total Return graphs following this Report.

     In determining the 1998 total compensation opportunity for Mr. Taylor and certain executives, the Committee's goal was to set base salaries, annual cash incentive opportunities and longer term incentive opportunities in line with the philosophy and pay positioning of the Company's executive compensation program. In total, base salary increases provided to executives in the Company's executive compensation program were less than the average of the compensation comparison group. Increases in annual cash incentive opportunity and long-term incentives were greater than the average to shift the compensation mix towards more pay "at risk."

     BASE SALARIES

     In December of each year, the Committee sets the annual salaries and annual cash incentive opportunities of executives, including those named in the Summary Compensation Table below. Salaries and bonus opportunities are normally effective January 1 of the upcoming year.

     As of January 1, 1998, Mr. Taylor served as Chairman and Chief Executive Officer of Old D&B, at the time consisting of three principal businesses: the Dun & Bradstreet operating company, Moody's Investors Service and Reuben H. Donnelley. Upon review of competitive compensation data provided by outside compensation consultants, Old D&B's Executive Compensation & Stock Option Committee (the "Old D&B Committee") increased Mr. Taylor's salary, effective January 1, 1998, by 11.1% from $630,000 to $700,000; the Old D&B Committee also increased Mr. Taylor's annual cash incentive opportunity, effective January 1, 1998, by 27.6% from $525,000 to $670,000. No change was made to Mr. Taylor's salary and target annual cash incentive opportunity when The "new" Dun & Bradstreet Corporation became a public company on July 1, 1998.

     ANNUAL CASH INCENTIVES

     Under the Company's Cash Incentive Plan and Covered Employee Cash Incentive Plan, the Committee sets the performance measures for the annual cash incentive opportunity early in the year after a detailed review by the Board of Directors of the Company's annual operating budget. No bonus is earned for a performance measure unless a minimum level of performance is exceeded. The full bonus is earned for a measure if the target is achieved. Achievement below target results in a lower bonus for that measure; achievement above target yields a larger bonus, up to a specified limit.

     In determining performance results against targets (both in the cash and stock incentive plans), the effects of certain extraordinary events such as major acquisitions and divestitures, significant one-time charges, foreign currency fluctuation, and changes in accounting principles required by the Financial Accounting Standards Board are taken into consideration by the Committee. For 1998, the financial measures comprised six months of pre-spin-off Old D&B performance targets and six months of post spin-off performance targets of the Company. The performance measures for the 1998 annual cash incentive opportunity were apportioned into two key categories: 80% was apportioned to goals such as earnings per share (EPS) and Company free cash flow or, for certain executives, business unit operating income and cash flow; and 20% was apportioned to improvement in the employee satisfaction index as measured by the Company's Business Effectiveness Survey. With respect to Mr. Taylor, the annual cash incentive opportunity was apportioned 50% to EPS, 30% to Company free cash flow, and 20% to stated improvement in the employee satisfaction index.

     For 1998 results, Mr. Taylor was awarded a bonus of $998,903 versus a target annual cash incentive opportunity of $670,000. Mr. Taylor's bonus for 1998 reflects an award above the target annual cash incentive opportunity for achievement of EPS and Company free cash flow results above stated goals; Mr. Taylor's award for improvement in the employee satisfaction index was equal to the target annual cash incentive opportunity for that measure.

     LONGER TERM INCENTIVES

     The Committee sets the size of longer term incentives (grants of performance shares and stock options) after considering the practices of the Company's compensation comparison group. In line with the philosophy and pay positioning of the Company's executive compensation program (i.e., a greater emphasis on "at risk" pay), the Committee's overall goal is to set longer term incentive grants above the median level of the compensation comparison group. The Committee also reviews an analysis of the executive's past compensation and, where applicable, compensation valuations based on generally accepted techniques such as the Black-Scholes valuation model provided by outside consultants.

     PERFORMANCE SHARES

     Under the Key Employees' Stock Incentive Plan, executives are granted performance shares which represent the opportunity to earn shares of Dun & Bradstreet Common Stock at the end of a two-year period following the date of grant. Awards are based upon the degree to which previously established performance goals for the period are met. The goals for each award period include floor, target, and maximum Company or, where applicable, operating unit performance measures.

     - 1997-1998 Performance Share Award. Mr. Taylor's performance share award for the remaining 1997-1998 grant was based 100% on the Company's cumulative 1997-1998 revenue growth goal adjusted to reflect the impact of the spin-off mid-year 1998. Due to performance above the Company's cumulative 1997-1998 revenue growth goal, Mr. Taylor received an award of 28,469 performance shares versus the 25,464 remaining target grant (as replaced and adjusted according to the methodology noted below). Since this payment was not made during 1998, it does not appear in this year's Summary Compensation Table. However, such award will appear in next year's Proxy Statement.

     - 1998-1999 Performance Share Grant. Year-end 1997, the Old D&B Committee approved a target grant of performance shares for Mr. Taylor and the other named executive officers for the performance period covering the years 1998 and 1999. Mr. Taylor's target grant was 40,310 performance shares contingent on performance and awardable at the conclusion of 1999. Cumulative revenue growth was selected as the sole performance measure for this grant to emphasize its continued importance for Old D&B. In accordance with the methodology approved by the Board of Directors, Mr. Taylor's target grant of 40,310 performance shares in Old D&B was replaced with a target grant of 44,482 shares to reflect the spin-off. Such adjustment was made to provide equivalent target performance shares in The "new" Dun & Bradstreet Corporation so that the value of the adjusted target grant (based on the stock price of "new" Dun & Bradstreet immediately after the spin-off) approximately equaled the value of the outstanding target grant based on the stock prices of the two companies (The "new" Dun & Bradstreet Corporation and R.H. Donnelley Corporation) immediately after the spin-off. This, in principle, was comparable to the treatment of Shareholders of record as a result of the spin-off.

     STOCK OPTIONS

     The long-term component of the Company's executive compensation program consists of stock option grants. The options permit the option holder to buy the number of shares of Dun & Bradstreet Common Stock covered by the option at a price equal to the market price of the stock at the time of grant. Thus, the options gain value only to the extent that the stock price exceeds the option exercise price during the life of the option.

     - New Stock Option Grant. In 1998, the Committee approved a change in the stock option vesting schedule generally used for grants made prior to the spin-off by Old D&B. Former stock option grants vested in increments of 25% over 4 years; new grants, made on or after July 1, 1998, tie the vesting of stock options to the Company's total shareholder return performance (the "TSR") over a period of two years relative to the companies that comprise the S&P 500. Stock option grants now vest 100% in 3, 4, or 5 years from date of grant based on meeting or exceeding stated percentile levels of TSR performance. Stock options expire 10 years from grant date.

     - Founders' Match Plan. The new executive compensation program includes a special, one-time opportunity for executive participants to invest in the future of The "new" Dun & Bradstreet Corporation. Named the Founders' Match Program, executive participants were given the opportunity to acquire shares (up to a maximum value equal to their salary) through open market purchases of Common Stock of the Company during the period of July 1, 1998 to August 31, 1998. Participants who purchased shares of Common Stock received options to acquire three shares of Common Stock for each share purchased. The program features a performance-based accelerated vesting schedule which provides for 100% vesting based on the total shareholder return performance of the Company versus the companies that comprise the S&P 500. The performance period commenced July 1, 1998 and will conclude June 30, 2000. During the vesting period, the executive is required to hold all purchased shares or be subject to forfeiture of future participation in the long-term incentive plans of the Company for two years. In summary, the Founders' Match Program is designed to encourage executive participants to become more significant Shareholders; to accept greater degrees of investment risk; and to link more directly their compensation opportunities with the creation of greater Shareholder returns.

     - Replacement Stock Option Grant. A portion of the stock options granted in conjunction with the June 30, 1998 spin-off reflected the replacement or substitution of "new" Dun & Bradstreet options (referred to as "Substitute Options" in the table labeled "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values") for Old D&B options held as of the separation date. The conversion method, as approved by the Board of Directors, was calculated by comparing Old D&B's average stock price over the five consecutive trading days immediately preceding the spin-off versus "new" Dun & Bradstreet's average stock price for the five consecutive trading days commencing after the spin-off. The conversion resulted in a proportionate increase in the replacement number of options and a proportionate decrease in the exercise price of those replacement options so as to preserve immediately after the spin-off the aggregate value of the spread between the exercise price and stock price held immediately before the spin-off. All other terms and conditions of the original grant of stock options remained unchanged.

     The table labeled "Option/SAR Grants in Last Fiscal Year" lists the present values associated with 1998 stock option grants to Mr. Taylor and the other named executive officers based on the Black-Scholes valuation model, which is one of the option valuation methods permitted by the SEC.

     STOCK OWNERSHIP PROGRAM

     A stock ownership program was adopted by the Board upon the Committee's recommendation in October 1998. Under the guidelines of this program, the Chairman and Chief Executive Officer is expected to own by the end of a five-year period Company Common Stock equal in value to at least five times annual salary. The program also extends to the other named executive officers and other members of the Company's senior management team. Executives reporting directly to the Chairman and Chief Executive Officer are expected to own Common Stock with a value equivalent to at least three times their annual salaries. Other key senior managers covered by the program are expected to own an amount at least equal in value to their annual salaries.

     Under the program, "stock ownership" is defined as stock owned by the executive directly or through the Company's Profit Participation Plan or Employee Stock Purchase Plan, or awarded pursuant to the performance share program under the Key Employees' Stock Incentive Plan. While the named executive officers and other participants in this program have been given five years to achieve compliance with the guidelines, the Committee monitors the participation of the covered executives and expects that incremental progress will be made each year by each participant during the five year phase-in period.

     TAX DEDUCTIBILITY

     Beginning in 1994, Section 162(m) of the U.S. Internal Revenue Code of 1986 limits the deductibility of compensation in excess of $1 million paid to the Company's Chairman and Chief Executive Officer or to any of the Company's four highest-paid other executive officers to the extent that this compensation is not "performance-based." The Committee approved allocating 20% of the 1998 annual cash incentive opportunity for the Company's Chairman and Chief Executive Officer, and for certain other executive officers, to stated improvements in the employee satisfaction index as measured by the Company's Business Effectiveness Survey. Although this 20% of each officer's 1998 annual cash incentive opportunity did not qualify as "performance-based" compensation, the Company did not lose any deductions under Section 162(m) since none of its officers received total 1998 non-performance-based compensation in excess of $1 million.

     Elsewhere in this Proxy Statement, there are set forth proposals to approve the 1998 Key Employees' Stock Incentive Plan and Covered Employee Cash Incentive Plan. If approved by Shareholders, both of these plans would enable the Company to meet the conditions necessary to allow compensation under those plans to qualify for tax deductibility under the Tax Code. Under the Tax Code, the stock options granted after the spin-off and the annual incentive awards granted to date under such plans qualify for tax deductibility.

     COMPENSATION & BENEFITS COMMITTEE

     Ronald L. Kuehn, Jr., Chairman
     Mary Johnston Evans
     Robert J. Lanigan
     Vernon R. Loucks Jr.
     Henry A. McKinnell, Jr.
     Michael R. Quinlan

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                               SINCE JULY 1, 1998
                    DUN & BRADSTREET, S&P 500 AND PEER GROUP
[CUMULATIVE TOTAL RETURN CHART]

                                                 DUN & BRADSTREET CORP.              S&P 500                   PEER GROUP
                                                 ----------------------              -------                   ----------
7/1/98                                                      100                         100                         100
9/30/98                                                   80.05                       90.05                       80.14
12/31/98                                                  94.15                      109.23                       97.26
2/28/99                                                  102.72                      110.26                       108.8

Source: Zacks Investment Research and Bloomberg Financial Markets
Assumes $100 invested on 7/1/98
Assumes dividend reinvestment

IN ACCORDANCE WITH SEC RULES, THE ABOVE GRAPH COMPARES THE COMPANY'S CUMULATIVE TOTAL SHAREHOLDER RETURN AGAINST THE CUMULATIVE TOTAL RETURN OF THE STANDARD & POOR'S 500 INDEX AND AN INDEX OF PERFORMANCE PEER GROUP COMPANIES (THE "PERFORMANCE PEER GROUP INDEX") STARTING ON JULY 1, 1998, THE DATE ON WHICH THE COMPANY COMMENCED REGULAR WAY TRADING ON THE NEW YORK STOCK EXCHANGE AFTER THE JUNE 30, 1998 SPIN-OFF. THE PERFORMANCE PEER GROUP CONSISTS OF INFOUSA INC., EQUIFAX INC., DOW JONES & COMPANY, INC., THE MCGRAW HILL COMPANIES, INC., TIMES-MIRROR COMPANY, FIRST DATA CORPORATION, CERIDIAN CORPORATION, REUTERS HOLDINGS PLC, KNIGHT-RIDDER, INC. AND THE NEW YORK TIMES COMPANY, WHICH COMPANIES ARE BELIEVED BY THE COMPANY TO BE REPRESENTATIVE OF ITS COMPETITORS IN THE INDUSTRIES IN WHICH THE COMPANY COMPETES.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                             SINCE NOVEMBER 4, 1996
                    DUN & BRADSTREET, S&P 500 AND PEER GROUP
[COMPARISON OF CUMULATIVE TOTAL RETURN CHART]

                                                  DUN & BRADSTREET CORP           S&P 500 INDEX                PEER GROUP
                                                  ---------------------           -------------                ----------
11/4/96                                                     100                         100                         100
12/31 1996                                                  109                      105.19                       99.79
3/31/97                                                  117.51                      108.01                       93.23
6/30/97                                                  122.58                      126.86                      108.87
9/30/97                                                  133.55                      136.37                      110.81
12/31/97                                                 146.75                      140.28                      109.57
3/31/98                                                  163.23                      159.85                      115.43
6/30/98                                                  177.81                      165.13                      121.17
9/30/98                                                  142.34                       148.7                       97.11
12/31/98                                                 167.42                      180.37                      117.85
2/28/99                                                  182.65                      182.07                      131.84

Source: Zacks Investment Research and Bloomberg Financial Markets
Assumes $100 invested on 11/4/96
Assumes dividend reinvestment

THE ABOVE GRAPH COMPARES THE CUMULATIVE TOTAL SHAREHOLDER RETURN OF OLD D&B AND THE COMPANY AGAINST THE CUMULATIVE TOTAL RETURN OF THE STANDARD & POOR'S 500 INDEX AND THE PERFORMANCE PEER GROUP INDEX STARTING ON NOVEMBER 4, 1996, THE DATE ON WHICH OLD D&B COMMENCED REGULAR WAY TRADING ON THE NEW YORK STOCK EXCHANGE AFTER A CORPORATE REORGANIZATION. AS A RESULT OF THAT REORGANIZATION, COGNIZANT CORPORATION, ACNIELSEN CORPORATION AND OLD D&B BECAME PUBLICLY TRADED INDEPENDENT COMPANIES AND THE COMPANY'S CURRENT SENIOR MANAGEMENT ASSUMED RESPONSIBILITY FOR OLD D&B. PRIOR TO THAT REORGANIZATION, OLD D&B WAS A SUBSTANTIALLY DIFFERENT BUSINESS WITH AN ENTIRELY DIFFERENT SENIOR MANAGEMENT TEAM. THE NEW SENIOR MANAGEMENT TEAM REMAINED IN PLACE, ESSENTIALLY INTACT, UNTIL THE JUNE 30, 1998 SPIN-OFF, AT WHICH TIME SUBSTANTIALLY ALL OF THE SENIOR MANAGEMENT OF OLD D&B BECAME THE SENIOR MANAGEMENT OF THE COMPANY. DUE TO THIS COMMONALITY OF SENIOR MANAGEMENT, AS WELL AS THE FACT THAT THE MAJORITY OF THE BUSINESS OF OLD D&B WAS TRANSFERRED TO THE COMPANY IN THE JUNE 30, 1998 SPIN-OFF, MANAGEMENT BELIEVES THAT THE ABOVE GRAPH IS MOST REFLECTIVE OF THE PERFORMANCE OF THE COMPANY AND ITS CURRENT MANAGEMENT. THIS GRAPH TREATS THE JUNE 30, 1998 SPIN-OFF AS THOUGH THE SHARES OF OLD D&B (NOW R.H. DONNELLEY CORPORATION) HELD AFTER THE SPIN-OFF WERE IMMEDIATELY CONVERTED TO CASH AND REINVESTED IN COMMON SHARES OF THE COMPANY.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                  -----------------------------------
                                                     ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                               --------------------------------   -----------------------   ---------
          (A)                         (B)        (C)       (D)                                    (G)
                                                                       (E)           (F)       SECURITIES      (H)
                                                                      OTHER       RESTRICTED   UNDERLYING   LONG-TERM
                                                                      ANNUAL        STOCK       OPTIONS/    INCENTIVE
   NAME AND PRINCIPAL                          SALARY     BONUS    COMPENSATION    AWARD(S)      SAR'S       PAYOUTS
        POSITION                      YEAR       ($)     (1)($)       (2)($)        (3)($)       (4)(#)      (5)($)
------------------------           ----------  -------  ---------  ------------   ----------   ----------   ---------
Volney Taylor...........  New D&B     1998     350,000   998,903         182              0     193,677             0
Chairman and Chief        Old D&B              350,000      0            147              0           0             0
Executive Officer                  Total 1998  700,000   998,903         329              0     193,677             0
                          ----------------------------------------------------------------------------------------
                          Old D&B     1997     630,000  1,517,449        231              0     120,540             0
                          ----------------------------------------------------------------------------------------

Elahe Hessamfar(7)......  New D&B     1998     230,000   282,030      82,947              0      27,700             0
Senior Vice President &   Old D&B              230,000      0        121,665              0           0             0
Chief Technology Officer           Total 1998  460,000   282,030     204,612              0      27,700             0
                          ----------------------------------------------------------------------------------------
                          Old D&B     1997     168,750   375,064      20,731        280,625      57,941             0
                          ----------------------------------------------------------------------------------------

Frank S. Sowinski.......  New D&B     1998     187,500   350,625           0              0      63,553             0
Senior Vice President &   Old D&B              187,500      0              0              0           0             0
Chief Financial Officer            Total 1998  375,000   350,625           0              0      63,553             0
                          ----------------------------------------------------------------------------------------
                          Old D&B     1997     320,000   381,746          36              0      30,130             0
                          ----------------------------------------------------------------------------------------

Nancy L. Henry(8).......  New D&B     1998     154,000   184,872           0              0      32,300             0
Senior Vice President &   Old D&B              154,000      0              0              0           0             0
Chief Legal Counsel                Total 1998  308,000   184,872           0              0      32,300             0
                          ----------------------------------------------------------------------------------------
                          Old D&B     1997     219,318   279,549           0              0      35,930             0
                          ----------------------------------------------------------------------------------------

Chester J. Geveda,
  Jr....................  New D&B     1998     135,500   172,648          36              0      42,215             0
Vice President &          Old D&B              135,500      0              0              0           0             0
Controller                         Total 1998  271,000   172,648          36              0      42,215             0
                          ----------------------------------------------------------------------------------------
                          Old D&B     1997     257,500   246,711          35              0      16,070             0
                          ----------------------------------------------------------------------------------------


          (A)                         (B)                (I)


                                                      ALL OTHER
   NAME AND PRINCIPAL                                COMPENSATION
        POSITION                      YEAR              (6)($)
------------------------           ----------        ------------
Volney Taylor...........  New D&B     1998              23,309
Chairman and Chief        Old D&B                       23,309
Executive Officer                  Total 1998           46,618
                          ---------------------------------------
                          Old D&B     1997              20,449
                          ---------------------------------------

Elahe Hessamfar(7)......  New D&B     1998              11,153
Senior Vice President &   Old D&B                       11,153
Chief Technology Officer           Total 1998           22,306
                          ---------------------------------------
                          Old D&B     1997               4,516
                          ---------------------------------------

Frank S. Sowinski.......  New D&B     1998               9,648
Senior Vice President &   Old D&B                        9,648
Chief Financial Officer            Total 1998           19,296
                          ---------------------------------------
                          Old D&B     1997              10,177
                          ---------------------------------------

Nancy L. Henry(8).......  New D&B     1998               7,315
Senior Vice President &   Old D&B                        7,315
Chief Legal Counsel                Total 1998           14,630
                          ---------------------------------------
                          Old D&B     1997               3,072
                          ---------------------------------------

Chester J. Geveda,
  Jr....................  New D&B     1998               6,924
Vice President &          Old D&B                        6,924
Controller                         Total 1998           13,849
                          ---------------------------------------
                          Old D&B     1997               8,059
                          ---------------------------------------


---------------

(1) The bonus amounts shown were earned with respect to each year indicated and paid in the following year. Included in the 1997 amounts is one-half of the 1997 performance share grant made under Old D&B's Performance Unit Plan
    (PUP) and earned with respect to 1997. The value of these performance share payouts on the date on which they were made is as follows: Messrs.
    Taylor -- $815,261, Sowinski -- $166,146 and Geveda -- $88,919, Ms.
    Henry -- $95,549 and Ms. Hessamfar -- $155,064. The remaining one-half of the 1997 performance share grant, which was replaced by the Company (i.e., "New D&B") in connection with the June 1998 spin-off (the "Spinoff"), was paid in February 1999 based on cumulative 1997-1998 performance goals and will be reflected as long-term incentive payouts in the 1999 Summary Compensation Table. The value of these performance share payouts on the date on which they were made is as follows: Messrs. Taylor -- $869,196, Sowinski -- $156,168 and Geveda -- $83,564, Ms. Henry -- $101,822 and Ms.
    Hessamfar -- $145,756. The performance shares are paid in unrestricted shares of Dun & Bradstreet Common Stock.

(2) With the exception of Ms. Hessamfar's 1998 amounts, the amounts shown represent reimbursement for taxes paid by the named executive officers with respect to personal use of automobile or certain other expenses. The 1998 amounts shown for Ms. Hessamfar represent reimbursement of the following items: personal use of automobile (Old D&B -- $12,476; New D&B -- $12,032), travel expenses (Old D&B -- $22,902; New D&B -- $13,053), housing allowance (Old D&B -- $25,588; New D&B -- $18,001), certain other expenses (Old
    D&B -- $471; New D&B -- $471) and taxes related to the foregoing (Old
    D&B -- $60,228; New D&B -- $39,390).

(3) Amounts shown represent the dollar value of restricted stock on the date of grant, if any. The number and value of the aggregate restricted stock holdings of the named executive officers at December 31, 1998 were: Messrs. Taylor, Sowinski and Geveda and Ms. Henry -- none; and Ms.
    Hessamfar -- 11,035 shares ($348,292). Ms. Hessamfar's 11,035 shares of restricted stock represent a substitute restricted stock grant to replace 10,000 shares of Old D&B restricted stock granted in 1997 and held by her as of the Spinoff date. The 10,000 shares of Old D&B restricted stock (valued at $280,625 on the date of grant) were canceled at the time of the Spinoff. Ms. Hessamfar's 11,035 shares of restricted stock are scheduled to vest in full in September 2000. Dividends are paid at the rate established from time to time for Dun & Bradstreet Common Stock.

(4) Amounts shown represent the number of non-qualified stock options granted each year. Only newly issued option grants made by New D&B during 1998 are included in the Summary Compensation Table. In addition to the options listed in the table, "Substitute Options" were issued in replacement of Old D&B options that were canceled as of the Spinoff date. See footnote (3) to the table labeled "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" for a description of these Substitute Options. Amounts shown for 1997 represent the original number of Old D&B options granted in that year. These shares are among the Old D&B options that were canceled and replaced with Substitute Options. Limited SARs were granted in tandem with all listed options.

(5) No "long-term incentive payouts" were made to any of the named executive officers in either year. The payouts in February 1998 of one-half of the 1997 performance share grant under the Old D&B PUP are included as part of the 1997 bonus shown in the Summary Compensation Table (see footnote (1)). Starting with the 1999 Proxy Statement, performance share payouts will be reflected as long-term incentive payouts in the Summary Compensation Table.

(6) Amounts shown represent aggregate annual Company contributions for the account of each named executive officer under the Dun & Bradstreet Profit Participation Plan ("PPP") and the Profit Participation Benefit Equalization Plan ("PPBEP"), which plans are open to substantially all employees of the Company and certain subsidiaries. The PPP is a tax-qualified defined contribution plan and the PPBEP is a non-qualified plan that provides benefits to participants in the PPP equal to the amount of Company contributions that would have been made to the participants' PPP accounts but for certain Federal tax laws.

(7) The 1997 salary and bonus for Ms. Hessamfar represent the amounts earned from her date of employment, August 18, 1997. In accordance with her employment offer, Ms. Hessamfar was guaranteed a full-year bonus for 1997.

(8) The 1997 salary and bonus for Ms. Henry represent the amounts earned from her date of employment, April 8, 1997. In accordance with her employment offer, Ms. Henry was granted a sign-on bonus and was guaranteed a full-year bonus for 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------   -------------
                  (a)                       (b)            (c)           (d)         (e)            (f)
                                         NUMBER OF
                                         SECURITIES
                                         UNDERLYING    % OF TOTAL
                                          OPTIONS/    OPTIONS/SAR'S   EXERCISE
                                           SAR'S       GRANTED TO      OR BASE                  GRANT DATE
                                          GRANTED     EMPLOYEES IN      PRICE     EXPIRATION   PRESENT VALUE
NAME                                       (1)(#)      FISCAL YEAR    ($/SHARE)      DATE         (2)($)
----                                     ----------   -------------   ---------   ----------   -------------
Volney Taylor..........................    23,919         0.57%        25.2813      9/16/08       126,292
                                           49,218         1.18%        24.0000       9/1/08       251,504
                                          120,540         2.89%        34.2188       7/1/08       914,899
Elahe Hessamfar........................    27,700         0.66%        34.2188       7/1/08       146,256
Frank S. Sowinski......................    10,931         0.26%        25.2813      9/16/08        57,716
                                           22,492         0.54%        24.0000       9/1/08       114,934
                                           30,130         0.72%        34.2188       7/1/08       228,687
Nancy L. Henry.........................     4,906         0.12%        25.2813      9/16/08        25,904
                                           10,094         0.24%        24.0000       9/1/08        51,580
                                           17,300         0.41%        34.2188       7/1/08       131,307
Chester J. Geveda, Jr. ................     8,551         0.20%        25.2813      9/16/08        45,149
                                           17,594         0.42%        24.0000       9/1/08        89,905
                                           16,070         0.39%        34.2188       7/1/08       121,971

---------------
(1) Amounts shown represent the number of non-qualified stock options granted in 1998. Options will vest 100% in 3, 4, or 5 years from date of grant based on the Company meeting or exceeding target percentile levels of Total Shareholder Return ("TSR") performance relative to the companies that comprise the S&P 500. TSR performance will be measured over a period of two years. The options with September 1, 2008 and September 16, 2008 expiration dates were granted pursuant to the Company's Founders' Match Plan. Details of this plan are described in the Committee Report above.

    Payment for all options must be made in full upon exercise in cash or Common Stock. The option holder may elect to have shares of Common Stock issuable upon exercise withheld by the Company to pay withholding taxes due. Options shown include Limited SAR's in tandem with the options. Limited SAR's are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by the Company. Each Limited SAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Common Stock which is in effect at any time during the 60 days preceding the date upon which the Limited SAR is exercised. Limited SAR's can be exercised regardless of whether the Company supports or opposes the offer.

    In addition to the options listed in the table, the named executive officers also received "Substitute Options" in connection with the Spinoff. See footnote (3) to the table labeled "Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values."

(2) Grant date present value is based on the Black-Scholes option valuation model, which makes the following material assumptions for the July 1, 1998 grants, the September 1, 1998 grants and the September 16, 1998 grants: an expected stock-price volatility factor of 20.0%; a risk-free rate of return of 5.48%, 5.06% and 4.87%, respectively; a dividend yield of 2.75%; and a weighted average exercise date of 6 years from date of grant. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value. In addition, the options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

         (a)                                       (b)           (c)                   (d)
                                                                              NUMBER OF SECURITIES
                                                                             UNDERLYING UNEXERCISED
                                                 SHARES                      OPTIONS/SAR'S AT FISCAL
                                                ACQUIRED        VALUE              YEAR-END(#)
                                               ON EXERCISE   REALIZED(1)   ---------------------------
NAME                                               (#)           ($)       EXERCISABLE   UNEXERCISABLE
----                                           -----------   -----------   -----------   -------------
Volney Taylor           New Options..........         0              0             0        193,677
                        Substitute Options...    27,971        244,069       543,891        191,271

Elahe Hessamfar         New Options..........         0              0             0         27,700
                        Substitute Options...         0              0        15,353         46,064

Frank S. Sowinski       New Options..........         0              0             0         63,553
                        Substitute Options...    10,261        107,001        92,174         43,891

Nancy L. Henry          New Options..........         0              0             0         32,300
                        Substitute Options...         0              0         9,520         28,565

Chester J. Geveda, Jr.  New Options..........         0              0             0         42,215
                        Substitute Options...    18,316        270,926        90,842         24,125

         (a)                                                 (e)
                                                    VALUE OF UNEXERCISED
                                                        IN-THE-MONEY
                                                        OPTIONS/SAR'S
                                                 AT FISCAL YEAR-END(2)(3)($)
                                                 ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------
Volney Taylor            New Options..........            0        522,451
                         Substitute Options...    6,179,966      1,241,795

Elahe Hessamfar          New Options..........            0              0
                         Substitute Options...       66,735        200,226

Frank S. Sowinski        New Options..........            0        238,755
                         Substitute Options...      964,258        270,862

Nancy L. Henry           New Options..........            0        107,151
                         Substitute Options...       50,468        151,431

Chester J. Geveda, Jr.   New Options..........            0        186,765
                         Substitute Options...      913,635        150,779

---------------
(1) Amounts shown represent the value realized upon the exercise of options during 1998, which equals the difference between the exercise price of the options and the average of the high and low market price of the underlying Common Stock on the exercise date.

(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price of the underlying Common Stock at December 31, 1998. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

(3) "New Options" represent newly issued option grants made by New D&B during 1998. "Substitute Options" represent options issued by New D&B in replacement of Old D&B options that were canceled as of the Spinoff date. As discussed in the Committee Report, the number and exercise price of the Substitute Options were determined based on a formula intended to preserve the economic value of the Old D&B options being replaced, all of which were initially granted at fair market value. The vesting schedules and expiration dates of the Substitute Options are identical to the replaced Old D&B options.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

            (a)                    (b)            (c)             (d)            (e)          (f)
                                               PERFORMANCE            ESTIMATED FUTURE PAYOUTS
                                 NO. OF          OR OTHER       UNDER NON-STOCK PRICE-BASED PLANS(2)
                              SHARES, UNITS    PERIOD UNTIL    ---------------------------------------
                                OR OTHER        MATURATION     THRESHOLD(#)    TARGET(#)    MAXIMUM(#)
NAME                          RIGHTS(1)(#)      OR PAYOUT          (0%)         (100%)        (200%)
----                          -------------    ------------    ------------    ---------    ----------
Volney Taylor...............     40,310         Two Years           0           40,310        80,620
Elahe Hessamfar.............      9,260         Two Years           0            9,260        18,520
Frank S. Sowinski...........     10,080         Two Years           0           10,080        20,160
Nancy L. Henry..............      5,780         Two Years           0            5,780        11,560
Chester J. Geveda, Jr.......      5,370         Two Years           0            5,370        10,740

---------------
(1) Amounts shown represent the performance share opportunities granted under the 1998 Key Employees' Stock Incentive Plan. The granting of these performance share opportunities is described in the Committee Report above. The performance shares will be payable in February 2001 based on cumulative 1999-2000 performance goals. Earned awards will be paid in unrestricted shares of Dun & Bradstreet Common Stock.

    In addition to the performance share opportunities listed in the table, each of the named executive officers also was granted two substitute performance share opportunities in replacement of Old D&B performance share opportunities that were canceled in connection with the Spinoff. The conversion methodology used for these two replacement grants is discussed in the Committee Report above. The substitute performance share opportunities granted to the named executive officers for the two-year performance period ending on December 31, 1998 were as follows: Messrs. Taylor -- 25,464, Sowinski -- 5,190 and Geveda -- 2,777, Ms. Henry -- 2,983 and Ms.
    Hessamfar -- 4,844. The substitute performance share opportunities granted to the named executive officers for the two-year performance period ending on December 31, 1999 were as follows: Messrs. Taylor -- 44,482,
    Sowinski -- 11,123 and Geveda -- 5,925, Ms. Henry -- 6,378 and Ms.
    Hessamfar -- 10,218.

(2) Awards may range from 0 to 200% of the targeted Performance Shares based on achievements within a range of performance goals.

RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable under Dun & Bradstreet's Retirement Account Plan, Pension Benefit Equalization Plan ("PBEP") and Supplemental Executive Benefit Plan ("SEBP") as in effect during 1998 to persons in specified average final compensation and credited service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits which would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional credited service after 20 years.

                                       ESTIMATED AGGREGATE ANNUAL RETIREMENT BENEFIT
  AVERAGE                                      ASSUMING CREDITED SERVICE OF:
   FINAL                        ------------------------------------------------------------
COMPENSATION                    15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS
------------                    --------   ----------   ----------   ----------   ----------
 $  550,000  .................  $275,000   $  330,000   $  330,000   $  330,000   $  330,000
    700,000  .................   350,000      420,000      420,000      420,000      420,000
    850,000  .................   425,000      510,000      510,000      510,000      510,000
  1,000,000  .................   500,000      600,000      600,000      600,000      600,000
  1,300,000  .................   650,000      780,000      780,000      780,000      780,000
  1,600,000  .................   800,000      960,000      960,000      960,000      960,000
  1,900,000  .................   950,000    1,140,000    1,140,000    1,140,000    1,140,000

     The number of full years of credited service under the plans for Messrs. Taylor, Sowinski, and Geveda and Mss. Henry and Hessamfar are 27, 14, 22, 1 and 1, respectively.

     Compensation, for the purpose of determining retirement benefits, consists of salary, wages, regular cash bonuses, commissions and overtime pay. Severance pay, contingent payments and other forms of special remuneration are excluded. Bonuses included in the Summary Compensation Table are normally not paid until the year following the year in which they are accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year, but paid in the current year, are part of retirement compensation in the current year, and current year's bonuses accrued and included in the Summary Compensation Table are not.

     For the reasons discussed above, compensation for determining retirement benefits for the named executive officers differed by more than 10% from the amounts shown in the Summary Compensation Table. 1998 compensation for purposes of determining retirement benefits for Messrs. Taylor, Sowinski and Geveda and Mss. Henry and Hessamfar was $1,402,188, $590,600, $428,792, $452,000 and
$680,000, respectively.

     Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years of service. The benefits shown in the table above are calculated on a straight-life annuity basis.

     The Retirement Account Plan, together with the PBEP, provides retirement income based on a percentage of annual compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%, based on age and credited service. Amounts allocated also receive interest credits based on 30-year Treasuries with a minimum compounded annual interest credit rate of 3%. Executives who were close to or eligible to retire as of January 1, 1997 will receive the higher of benefits provided by the final pay formula in effect prior to 1997 or the Retirement Account formula.

     The SEBP provides retirement benefits in addition to the benefits provided under the Retirement Account Plan and the PBEP. The SEBP has the effect of increasing the retirement benefits under the Retirement Account Plan and the PBEP to the amounts depicted in the preceding table. The SEBP provides maximum benefits after 20 years. Executives who were close to or eligible for retirement on January 1, 1997, as approved by the Chairman and CEO, will receive maximum benefits after 15 years.

CHANGE-IN-CONTROL SEVERANCE AGREEMENTS

     At the time of the June 1998 spin-off, the Company entered into agreements with the executive officers named in the Summary Compensation Table above (as well as other officers and key employees of Dun & Bradstreet and its domestic subsidiaries) providing for certain benefits upon actual or constructive termination of employment in the event of a Change in Control (as defined below) of the Company. With respect to Mr. Taylor, if, following a Change in Control, his employment is terminated other than for cause or by reason of death, disability or normal retirement, or he terminates employment for "good reason" (generally, an unfavorable change in employment status, compensation or benefits or a required relocation), he shall be entitled to receive (i) a lump sum payment equal to three times the sum of salary plus guideline bonus opportunity,
(ii) continuation of welfare benefits and certain perquisites for three years,
(iii) retiree medical and life insurance benefits starting at age 55, (iv) outplacement consulting in the amount of 20% of the sum of salary plus guideline bonus opportunity, but not exceeding $100,000, (v) immediate vesting of all deferred compensation and benefit plan entitlements, (vi) a prorated annual target bonus for the year in which the Change in Control occurs and a full target bonus for all other bonus plans in effect at the time of termination, and
(vii) payment of any excise taxes due in respect of the foregoing benefits. The term of Mr. Taylor's agreement will continue through December 31, 2000, after which it will be automatically extended for additional one-year terms subject to termination by the Company. There is an automatic 24-month extension following any Change in Control. A Change in Control generally is deemed to occur if: (i) any person becomes the owner of 20% of Dun & Bradstreet's voting securities;
(ii) during any twenty-four month period the majority of the membership of the Board of Directors changes without approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved; (iii) the Shareholders approve a merger or consolidation with another company after which either (x) Dun & Bradstreet's voting securities do not continue to represent at least 50% of the surviving entity or

(y) any person holds 20% or more of Dun & Bradstreet's voting securities; or
(iv) the Shareholders approve a liquidation, sale or disposition of all or substantially all of the Company's assets. The agreements for Mr. Sowinski and Mss. Henry and Hessamfar are substantially the same as that for Mr. Taylor. The agreement for Mr. Geveda is also substantially the same as that for Mr. Taylor, except that (1) the lump sum payment is equal to two times the sum of salary plus bonus opportunity, (2) welfare benefits and certain perquisites will continue for two years and (3) outplacement consulting will be in the amount of 15% of the sum of salary plus guideline bonus opportunity, but not exceeding $50,000.

COMPENSATION OF DIRECTORS

     Cash Compensation. In 1998, each director not employed by the Company was paid a retainer at an annual rate of $25,000 in quarterly installments, and each such director who was Chairman of a Committee of the Board of Directors was paid an additional retainer at an annual rate of $4,000 in quarterly installments. In addition, each non-employee director was paid a fee of $1,000 for each Board or Committee meeting attended in 1998. If a Board or Committee meeting lasted more than half a day or if such meeting was held other than on a date regularly scheduled for a Board meeting, the regular $1,000 fee was doubled for such meeting. Directors who were employed by the Company received no retainers or fees.

     Each non-employee director may elect on or before December 31 of any year to have all or a specified part of the retainer and fees during the subsequent calendar year or years deferred until such director ceases to be a director. New directors may similarly so elect at the beginning of their terms. Such deferred amounts are held for the account of directors and receive the rate earned by one or more investment options in the PPP as selected by the director. Deferred amounts and earnings thereon are paid in accordance with a director's election in a lump sum or five or ten annual installments commencing on the tenth day of the calendar year following the year in which such person ceases to be a director of the Company, except that the balance of a director's account is paid in a lump sum on the tenth day of the calendar year following the director's death to the director's estate or to such beneficiary as was previously designated by the director. A director may change or terminate an election to defer retainers and fees, effective as of the end of the calendar year in which notice of such change or termination is given to the Company.

     Upon the occurrence of a Change in Control of the Company, (i) a lump sum payment shall be made to each director of the amount credited to the director's deferred account on the date of the Change in Control and (ii) the total amount credited to each director's deferred account from the date of the Change in Control until the date such director ceases to be a director shall be paid in a lump sum at that time. In addition, any notice by a director to change or terminate an election to defer retainers and fees given on or before the date of the Change in Control shall be effective as of the date of the Change in Control rather than the end of the calendar year.

     1998 Directors' Plan. Effective June 30, 1998, the Company adopted the 1998 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan (the "1998 Directors' Plan"). Pursuant to the 1998 Directors' Plan, non-employee Directors commencing service on or after June 30, 1998 receive a one-time grant of such number of shares of restricted stock as equals the average of the high and low prices of the Company's Common Stock on the date such person is elected a director divided into the annual directors' retainer fee in effect on such date. The shares vest in full after five years. Mr. Glauber was elected a director on June 17, 1998 and was granted 784 shares of restricted stock.

     Pursuant to the 1998 Directors' Plan, non-employee directors receive performance shares based on the degree to which the Company's total shareholder return is equal to, greater than or less than the total shareholder return of the companies comprising the Standard & Poor's 500 Index (the "S&P 500"). The Board has established the target number of performance shares for 1999 at 1,000 shares and has established 50% as the target percentile of the total shareholder return of the S&P 500 for 1999 to earn 100% of the target number of performance shares. A maximum of 125% of the target number of performance shares will be earned for a Company shareholder return above the 60th percentile, with between 100% and 125% being earned on a straight line basis for a Company shareholder return between the 50th and 60th percentiles. 75% of the target number of performance shares will be earned for a Company shareholder return below the 50th percentile. Directors who have served less than a full performance year on the Board will be awarded performance shares based on their prorated Board service and actual total shareholder return results. The Board may adjust future target award levels in December of each year to reflect changes in stock prices and/or competitive pay levels. Directors may elect to defer receipt of their performance share awards until after the termination of their Board service.

     Under the 1998 Directors' Plan, at the December Board meeting in each year the Board grants stock options with a nominal grant value based on competitive pay levels to each non-employee Director who will serve on the Board for the forthcoming year. The exercise price of the options is the average of the high and low prices of the Company's Common Stock on the date of grant. The options expire on the tenth anniversary of the date of grant, and the options become fully exercisable after one year. In December 1998, 3,000 options were granted to each non-employee Director.

     1998 Directors' Replacement Plan. Effective June 30, 1998, the Company adopted the 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Non-Employee Directors Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Directors' Replacement Plan"). Pursuant to the Directors' Replacement Plan, equity-based awards in respect of Old D&B common stock held by non-employee directors at the time of the June 1998 spin-off were cancelled and replaced with substantially similar awards in respect of the Company's Common Stock. The replacement awards were intended to preserve, as closely as possible, the economic value of the pre-spin-off awards granted by Old D&B. The replaced awards included (i) restricted stock, (ii) deferred performance share balances and (iii) phantom stock units that were originally issued by Old D&B in 1996 in replacement of accrued retirement benefits then held by certain non-employee directors pursuant to a directors' retirement plan that was discontinued at that time.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Mary Johnston Evans inadvertently overstated by 4,000 shares her husband's beneficial holdings of Dun & Bradstreet Common Stock in a Form 4 she filed in 1998. The error resulted from a failure to take into account a charitable gift of 4,000 shares of Old D&B common stock made by Mrs. Evans' husband in August 1997.

                                 OTHER MATTERS

     Dun & Bradstreet knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholder proposals intended to be included in the Company's proxy statement for the Dun & Bradstreet Annual Meeting of Shareholders in 2000 must be received by Dun & Bradstreet no later than November 13, 1999.

     Under the Company's by-laws, a Shareholder proposal for the 2000 Annual Meeting of Shareholders which is not intended to be included in the Company's proxy statement must be received by Dun & Bradstreet no later than February 10, 2000. Any such proposal must also comply with the other provisions contained in the Company's by-laws relating to Shareholder proposals.

March 12, 1999

                                                                       EXHIBIT A

                        THE DUN & BRADSTREET CORPORATION
                      COVERED EMPLOYEE CASH INCENTIVE PLAN

1.  PURPOSE OF THE PLAN

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic cash bonus awards to certain management employees of the Company and its Subsidiaries, thereby motivating such employees to attain performance goals articulated under the Plan.

2.  DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Award:  A periodic cash bonus award granted pursuant to the Plan.

          (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (d) Board:  The Board of Directors of the Company.

          (e) Change in Control:  The occurrence of any of the following events:

             (i) any "Person" as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

             (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
        (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

             (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (f) Code: The internal Revenue Code of 1986, as amended, or any successor thereto.

          (g) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or any other committee designated by the Board to assume the obligations of the Committee hereunder.

          (h) Company: The New Dun & Bradstreet Corporation, a Delaware corporation to be renamed "The Dun & Bradstreet Corporation" on the Effective Date.

          (i) Covered Employee: An employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

          (j) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

          (k) Participant: A Covered Employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

          (l) Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.

          (m) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.

          (n) Plan: The Dun & Bradstreet Corporation Covered Employee Cash Incentive Plan.

          (o) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

          (p) Spinoff Date: The date on which the Shares are distributed to the shareholders.

          (q) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.  ADMINISTRATION

     The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 of the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Sections 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4.  ELIGIBILITY AND PARTICIPATION

     The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.

5.  AWARDS

     (a) Performance Goals. A Participant's Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Performance Period. The performance goals, which must be objective, shall be based upon one or more or the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (iv) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales;
(xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies of indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $3,000,000.

     (b) Payment. The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Award. No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period.

     (c) Compliance with Section 162(m) of the Code.  The provisions of this
Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards; provided, however, that the Committee may, in its sole discretion, administer the Plan in violation of Section 162(m) of the Code.

     (d) Termination of Employment. If a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant's employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period (other than a Performance Period in which a Change in Control occurs), a pro rata share of the Participant's award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period if it would have become earned and payable had the Participant's employment status not changed;

provided, however, that the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee.

6.  AMENDMENTS OR TERMINATION

     The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant's consent; provided, however, that the Board of the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

7.  NO RIGHT TO EMPLOYMENT

     Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8.  NONTRANSFERABILITY OF AWARDS

     An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9.  REDUCTION OF AWARDS

     Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10.  ADJUSTMENTS UPON CERTAIN EVENTS

     (a) Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.

     (b) Change in Control. In the event that (i) a Participant's employment is actually or constructively terminated during a given Performance Period (the "Affected Performance Period") and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such termination, then such Participant shall receive, promptly after the date of such termination, an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%.

11.  MISCELLANEOUS PROVISIONS

     The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case payment shall be made by such Subsidiary, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or Subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

12.  CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

13.  EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of the Spinoff Date.

                                                                       EXHIBIT B

                       1998 DUN & BRADSTREET CORPORATION
                      KEY EMPLOYEES' STOCK INCENTIVE PLAN

1.  PURPOSE OF THE PLAN

     The purpose of the Plan is to aid the Company and its Subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.  DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b) Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

          (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (d) Board:  The Board of Directors of the Company.

          (e) Change in Control:  The occurrence of any of the following events:

             (i) any "Person" as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

             (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds
        ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
        (B) after which no Person would hold 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

             (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (f) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (g) Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

          (h) Company: The New Dun & Bradstreet Corporation, a Delaware corporation to be renamed "The Dun & Bradstreet Corporation" on the Effective Date.

          (i) Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

          (j) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 17 of the Plan.

          (k) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

          (l) ISO: An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

          (m) LSAR:  A limited stock appreciation right granted pursuant to
     Section 8(d) of the Plan.

          (n) Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan.

          (o) Option:  A stock option granted pursuant to Section 7 of the Plan.

          (p) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

          (q) Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

          (r) Performance-Based Awards: Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

          (s) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

          (t) Plan: The 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan.

          (u) Post-Retirement Exercise Period:  As such term is defined in
     Section 7(f) of the Plan.

          (v) Retirement: Termination of employment with the Company or a Subsidiary after such Participant has attained age 55 and five years of service with the Company; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

          (w) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

          (x) Special Exercise Period: As such term is defined in Section 7(f) of the Plan.

          (y) Spinoff Date: The date on which the Shares are distributed to the shareholders.

          (z) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

          (aa) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.  SHARES SUBJECT TO THE PLAN

     The total number of Shares which may be issued under the Plan is 16,500,000. The maximum number of Shares for which Awards may be granted during a calendar year to any Participant shall be 400,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse may be granted again under the Plan.

4.  ADMINISTRATION

     The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. If the chief executive officer of the Company is a member of the Board, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to grant Awards of up to an aggregate of 100,000 Shares in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto); provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

5.  ELIGIBILITY

     Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Subsidiaries, who are from time to time responsible for the management, growth and protection of the business of the Company and its Subsidiaries, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.  LIMITATIONS

     No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.  TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

          (b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses
     (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months, (iii) partly in cash and partly in such Shares, or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

          (d) ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of
     Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

          (e) Exercisability Upon Termination of Employment by Death or Disability. If a Participant's employment with the Company and its Subsidiaries terminates by reason of death or Disability after the first anniversary of the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

          (f) Exercisability Upon Termination of Employment by Retirement. If a Participant's employment with the Company and its Subsidiaries terminates by reason of Retirement after the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) five years after the date of such termination of employment (the "Post-Retirement Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if a Participant dies within a period of five years after such termination of employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of employment or (B) one year after the date of death (the "Special Exercise Period"), but only to the extent to which such Option was exercisable at the time of such termination of employment or becomes exercisable during the Special Exercise Period.

          (g) Effect of Other Termination of Employment. If a Participant's employment with the Company and its Subsidiaries terminates for any reason (other than death, Disability or Retirement after the first anniversary of the date of grant of an Option as described above), an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of employment. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of unvested Options held by a Participant if such Participant is terminated from employment without "cause" (as such term is defined by the Committee in its sole discretion) by the Company.

          (h) Nontransferability of Stock Options. Except as otherwise provided in this Section 7(h), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the optionee, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this
     Section 7(h). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 7(e), 7(f) and 7(g) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e), 7(f) and 7(g). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

8.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

     (a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

     (b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times
(ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

     (c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

     (d) Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

9.  OTHER STOCK-BASED AWARDS

     (a) Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

     (b) Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share;
(v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after the cost of capital;
(ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins;
(xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs;
(xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award to any Participant with respect to a fiscal year of the Company shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

10.  ADJUSTMENTS UPON CERTAIN EVENTS

     Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion and without liability to any person, deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

          (b) Change in Control. In the event of a Change in Control, Awards granted under the Plan shall accelerate as follows: (i) each Option and Stock Appreciation Right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person may provide for (A) the payment of a cash amount in exchange for the cancellation of such Award and/or (B) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (ii) restrictions on Awards of restricted shares shall lapse; and (iii) Other Stock-Based Awards shall become payable as if targets for the current period were satisfied at 100%.

11.  NO RIGHT TO EMPLOYMENT

     The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

12.  SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13.  NONTRANSFERABILITY OF AWARDS

     Except as provided in Section 7(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 13 (or any part thereof) to the extent that this
Section 13 (or any part thereof) is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

14.  AMENDMENTS OR TERMINATION

     The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

15.  INTERNATIONAL PARTICIPANTS

     With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code (or any successor section thereto), the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

16.  CHOICE OF LAW

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

17.  EFFECTIVENESS OF THE PLAN

     The Plan shall be effective as of the Spinoff Date. If the Plan is not approved by the stockholders of the Company prior to the first anniversary of the Spinoff Date, no Awards may be granted thereafter.

                                                                       EXHIBIT C

                        THE DUN & BRADSTREET CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

1.  DEFINITIONS

(a) "ACCOUNT" means an Employee Stock Purchase Plan account maintained by the Company or a designated recordkeeper.

(b)  "BOARD" means the Board of Directors of the Company.

(c)  "CODE" means the Internal Revenue Code of 1986, as amended.

(d)  "COMMITTEE" means the Compensation & Benefits Committee of the Board.

(e)  "COMMON STOCK" means common stock of the Company.

(f)  "COMPANY" means The Dun & Bradstreet Corporation.

(g) "ELIGIBLE COMPENSATION" means the total amount paid by the Company or any Subsidiary to the Eligible Employee (other than amounts paid after termination of employment) as salary, wages, lump-sum salary or wage increases, overtime, regular cash bonuses and commissions, one-time cash payments in lieu of foregone regular bonus and commission opportunities, and any portion of such amounts voluntarily deferred or reduced by the Eligible Employee under any employee benefit plan of the Company or a Subsidiary available to all levels of Employees on a nondiscriminatory basis upon satisfaction of eligibility requirements, but excluding any pension, retainers, severance pay, special stay-on bonus payments, income derived from stock appreciation rights and stock options and dispositions of stock acquired thereunder, payments dependent upon any contingency and other special remunerations (including performance units). The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Eligible Compensation and may change the definition on a prospective basis.

(h) "ELIGIBLE EMPLOYEE" means an Employee eligible to participate in the Plan pursuant to the provisions of section 5.

(i) "EMPLOYEE" means an individual classified as an employee (within the meaning of Code section 3401(c) and the regulations thereunder) by the Company or a Subsidiary on the Company's or such Subsidiary's payroll records during the relevant period.

(j) "FAIR MARKET VALUE" means the mean of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on the last trading day of the applicable Stock Purchase Period.

(k) "PARTICIPATING EMPLOYEE" means an Employee (1) for whom payroll deductions are currently being made or (2) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in section 7.

(l) "PLAN" means The Dun & Bradstreet Corporation 1999 Employee Stock Purchase Plan.

(m) "REGULAR PAYCHECK" means any bi-weekly, limited hour, or monthly base salary paycheck.

(n)  "STOCK PURCHASE PERIOD" means a calendar month.

(o) "SUBSIDIARY" means any present or future corporation which (1) is a "subsidiary corporation" of the Company as that term is defined in Code section 424 and (2) is designated a participating employer by the Committee.

2.  PURPOSE OF THE PLAN

     The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of the Company's capital stock by present and future Employees of the Company and its Subsidiaries. The Plan is intended to comply with the provisions of Code sections 421, 423, and 424. The Plan may also include sub-plans applicable to non-U.S. jurisdictions that are designed to be outside the scope of Code section 423.

3.  SHARES RESERVED FOR THE PLAN

     There shall be reserved for issuance and purchase by Participating Employees under the Plan an aggregate of 3 million shares of Common Stock, subject to adjustment as provided in section 12. Shares subject to the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participating Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated.

4.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered, at the expense of the Company, by the Committee. The Committee consists of not less than three members of the Board who are not employees of the Company and who shall serve at the pleasure of the Board. The Committee may request advice or assistance from or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. Subject to the terms of the Plan, the Committee may delegate any or all of its administrative duties under the Plan to a committee consisting of management employees of the Company.

     The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures in foreign jurisdictions. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the handling of payroll deductions, payment of interest, conversion of local currency, payroll tax withholding procedures and handling the stock certificates which may vary with local requirements.

     The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan with the exception of section 3, but unless otherwise superseded by the terms of any such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

5.  ELIGIBLE EMPLOYEES

     Each Employee of the Company or any Subsidiary shall be eligible to participate in the Plan, provided that such Employee:

          (a) Is not in a group of highly compensated employees, as defined in Code section 423(b)(4)(D), that the Committee determines to be ineligible to participate in the Plan;

          (b) Customarily works 20 hours or more per week and 5 months or more per calendar year; and

          (c) Does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary.

     In determining stock ownership under this section 5, the rules of Code section 424(d) shall apply and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

     For purposes of determining eligibility to participate in the Plan, (i) a person on an approved leave of absence with his or her employer shall be deemed to be an Employee for the first 90 days of such leave of absence and (ii) such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular employment prior to the close of business on such 90th day. Termination of any Employee's leave of absence, other than termination of such leave of absence on return to regular employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to purchase shares under the Plan. Notwithstanding the foregoing, the 90-day limit described in this paragraph shall not apply if the Employee on leave has reemployment rights guaranteed by law or by contract.

6.  ELECTION TO PARTICIPATE AND PAYROLL DEDUCTIONS

     Each Eligible Employee may elect to participate in the Plan during the enrollment period established by the Committee that is just prior to the applicable Stock Purchase Period. Participation shall become effective as of the beginning of the Stock Purchase Period immediately following the applicable enrollment period during which the Eligible Employee elected to participate in the Plan.

     Each Eligible Employee may elect a payroll deduction of from 1% to 10% (in whole percentages) of Eligible Compensation. Such percentage shall be deducted from each Regular Paycheck. Employees of certain overseas Subsidiaries, as determined by the Committee to be unable to legally require payroll deductions, may make each of their payments by personal check rather than payroll deduction.

     Elections under this section 6 are subject to the limit set forth in section 7. All payroll deductions shall be credited, as promptly as practicable, to an account in the name of the Participating Employee and may be used by the Company for any corporate purpose. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participating Employee, except as required by law.

     Unless a Participating Employee elects otherwise and follows the procedures established by the Committee to discontinue or change the rate of payroll deductions, the rate of payroll deductions shall continue through the then-current Stock Purchase Period and for future Stock Purchase Periods, unless the Committee determines to change the maximum permissible contribution rate.

     A Participating Employee may at any time cease participation in the Plan by notifying the Company in the manner specified by the Committee. The cessation will be effective as soon as practicable, whereupon no further payroll deductions shall be made, and all accumulated payroll deductions shall be used to purchase shares as provided in section 9. Any Participating Employee who ceases to participate may elect to participate during the applicable enrollment period for a subsequent Stock Purchase Period, if then eligible.

     Subject to the requirements of section 5, a Participating Employee who is on an approved leave of absence with his or her employer may continue to participate in the Plan as though actively employed so long as such employee continues to be paid Eligible Compensation.

7.  LIMITATION OF NUMBER OF SHARES THAT AN EMPLOYEE MAY PURCHASE

     No right to purchase shares under the Plan shall permit an Employee to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries at a rate which in the aggregate exceeds $25,000 of Fair Market Value of such stock (determined at the time the right is granted) for each calendar year in which the right is outstanding at any time.

8.  PURCHASE PRICE

     The purchase price for each share of Common Stock shall be eighty-five percent (85%) of the Fair Market Value of such share on the last trading day of the applicable Stock Purchase Period.

9.  METHOD OF PURCHASE AND INVESTMENT ACCOUNTS

     As of the last trading day of each Stock Purchase Period, each Participating Employee shall be deemed, without any further action, to have purchased the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her accumulated payroll deductions by the purchase price as determined in section 8. All such shares shall be deposited in separate Accounts for the Participating

Employees. All dividends paid with respect to such shares shall be credited to each Participating Employee's Account, and will be automatically reinvested in whole and fractional shares of Common Stock.

10.  RIGHTS AS A STOCKHOLDER

     At the time funds from a Participating Employee's payroll deductions account are used to purchase Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to whole shares purchased under the Plan whether or not certificates representing shares have been issued.

11.  RIGHTS NOT TRANSFERABLE

     Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

12.  ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S COMMON STOCK

     In the event of a subdivision of outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under the Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of Code section 424.

13.  RETIREMENT, TERMINATION, AND DEATH

     In the event of a Participating Employee's retirement, death or termination of employment during a Stock Purchase Period, the amount of his or her accumulated payroll deductions shall be used to purchase shares of Common Stock on the last trading day of such Stock Purchase Period.

14.  AMENDMENT OF THE PLAN

     The Board or the Committee may at any time, or from time to time, amend the Plan in any respect.

15.  TERMINATION OF THE PLAN

     The Plan and all rights of Employees hereunder shall terminate:

          (a) On the last trading day of the Stock Purchase Period on which Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          (b) At any time, at the discretion of the Board or the Committee.

     In the event that the Plan terminates under circumstances described in subsection (a) above, reserved shares remaining as of the termination date shall be sold to Participating Employees on a pro rata basis based on the total amount of payroll deductions accumulated by all Participating Employees during the applicable Stock Purchase Period. Accumulated payroll deductions in excess of the amount needed to purchase the reserved shares remaining under the Plan shall be refunded to the Participating Employees on a pro rata basis.

16.  EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of January 1, 1999. If the Plan is not approved by the holders of a majority of the Common Stock present or represented by proxy at a special or annual meeting of stockholders held on or before September 15, 1999, the Plan shall not be effective thereafter.

17.  GOVERNMENTAL AND OTHER REGULATIONS

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, state, and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

18.  NO EMPLOYMENT RIGHTS

     The Plan does not, directly or indirectly, create in any Employee or class of employees any right with respect to continuation of employment by the Company or a Subsidiary, and it shall not be deemed to interfere in any way with the Company's or the Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

19.  EFFECT OF PLAN

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participating Employee, including, without limitation, such Participating Employee's estate and the executors, administrators, or trustees thereof, and the heirs and legatees and any receiver, trustee in bankruptcy, or representative of creditors of such Participating Employee.

20.  GOVERNING LAW

     The internal laws of the State of New York govern all matters relating to the Plan.

                                      PROXY

                        THE DUN & BRADSTREET CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 20, 1999

The undersigned hereby appoints Volney Taylor, Frank S. Sowinski and Mitchell C. Sussis, or any of them, proxies with full power of substitution to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders on April 20, 1999, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before said meeting.

This card also constitutes voting instructions to the Trustee of The Dun & Bradstreet Corporation Profit Participation Plan to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of The Dun & Bradstreet Corporation held by the Trustee under such Plan, as described in the Proxy Statement.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR FOLLOW THE APPLICABLE INTERNET OR TELEPHONE VOTING PROCEDURES.


                                                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



                        THE DUN & BRADSTREET CORPORATION

                         Annual Meeting of Shareholders
                                 April 20, 1999
                                    9:30 a.m.
                               1209 Orange Street
                              Wilmington, Delaware

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE                               3299


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED; FOR PROPOSALS 2, 3, 4 AND 5; AND AGAINST PROPOSAL 6.

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES AND
                          FOR PROPOSALS 2, 3, 4 AND 5.
--------------------------------------------------------------------------------

1. Election of three  Class 1 Directors. Nominees:           FOR        WITHHELD
   (1) Robert R. Glauber                                     / /          / /
   (2) Victor A. Pelson
   (3) Volney Taylor

For, except vote withheld from the following nominee(s):


2. Ratification of the selection of independent accountants.

                    FOR            AGAINST            ABSTAIN
                    / /              / /                / /


3. Approval of the Company's Covered Employee Cash Incentive Plan.

                    FOR            AGAINST            ABSTAIN
                    / /              / /                / /


4. Approval of the Company's 1998 Key Employees' Stock Incentive Plan.

                    FOR            AGAINST            ABSTAIN
                    / /              / /                / /


5. Approval of the Company's 1999 Employee Stock Purchase Plan.

                    FOR            AGAINST            ABSTAIN
                    / /              / /                / /


--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6.
--------------------------------------------------------------------------------


6. Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland.

                    FOR            AGAINST            ABSTAIN
                    / /              / /                / /





Signature(s)                                            DATE
             ------------------------------------------      -------------------
         PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                        THE DUN & BRADSTREET CORPORATION

Dear Shareholder:

The Dun & Bradstreet Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in this box must be used to access the system.

1. To vote over the internet:

   -  Log on to the internet and go to the web site http://www.vote-by-net.com

2. To vote over the telephone:

   - On a touch-tone telephone, call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.